                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               THE PERKIN ELMER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                                   [LOGO]

--------------------------------------------------------------------------------
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     NOTICE OF
     1998
     ANNUAL MEETING
     OF SHAREHOLDERS
     AND
     PROXY STATEMENT

TABLE OF CONTENTS

                                                                                          PAGE

Notice of Annual Meeting of Shareholders

Proxy Statement

  Election of Directors (Proposal 1).................................................           1

  Voting Securities..................................................................           6

  Executive Compensation.............................................................           8

  Ratification of the Selection of Independent Accountants (Proposal 2)..............          17

  Approval of Amendments to the 1996 Employee Stock Purchase Plan (Proposal 3).......          17

  Approval of the 1998 Stock Incentive Plan (Proposal 4).............................          20

  Miscellaneous Matters..............................................................          26

  Submission of Shareholder Proposals; Discretionary Voting..........................          26

  Multiple Copies of Annual Report...................................................          27

RETURN OF PROXY

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. POSTAGE NEED NOT BE AFFIXED TO THE ENCLOSED ENVELOPE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

IF YOU PLAN TO ATTEND THE MEETING

    The annual meeting will be held at the Corporate Headquarters of The Perkin-Elmer Corporation at 50 Danbury Road (old U.S. Route 7), Wilton, Connecticut, approximately 1.7 miles north of Exit 40B (northbound or southbound) on the Merritt Parkway (Connecticut Route 15). Signs will direct you to the auditorium where the meeting will be held.

          [LOGO]

The Perkin-Elmer Corporation

761 Main Avenue

Norwalk, CT 06859-0001

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD THURSDAY,
OCTOBER 15, 1998

September 9, 1998

    Notice is hereby given that the Annual Meeting of Shareholders of The Perkin-Elmer Corporation, a New York corporation (the "Corporation"), will be held in the Corporation's auditorium at 50 Danbury Road, Wilton, Connecticut, on Thursday, October 15, 1998. The meeting will commence at 11:00 a.m. and will be held for the following purposes and to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof:

       (1) To elect eight directors for the ensuing year;

       (2) To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending June 30, 1999;

       (3) To consider and act upon a proposal to approve amendments to the 1996 Employee Stock Purchase Plan; and

       (4) To consider and act upon a proposal to approve the 1998 Stock Incentive Plan.

    The Board of Directors has fixed the close of business on September 1, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. Accordingly, only shareholders of record as of the close of business on that date will be entitled to vote at the meeting. A list of those shareholders will be available for inspection at the meeting upon request of a shareholder. The transfer books of the Corporation will not be closed.

By Order of the Board of Directors,

William B. Sawch

SECRETARY

          [LOGO]

The Perkin-Elmer Corporation

761 Main Avenue

Norwalk, CT 06859-0001

PROXY STATEMENT

September 9, 1998

    The accompanying proxy is solicited by the Board of Directors of The Perkin-Elmer Corporation (the "Corporation") for use at the Annual Meeting of Shareholders to be held on Thursday, October 15, 1998, at 11:00 a.m., and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about September 11, 1998.

    The Board of Directors has fixed the close of business on September 1, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. As of such date, there were issued and outstanding 49,387,914 shares of Common Stock of the Corporation (the "Common Stock"), each of which is entitled to one vote. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting.

    The accompanying proxy provides space for a shareholder to withhold voting for any or all nominees for the Board of Directors and to abstain from voting on the other proposals if he or she chooses to do so. The election of directors requires a plurality of the votes cast, and each other proposal submitted to shareholders requires the approval of a majority of the votes cast at the meeting. Only votes cast "for" or "against" a proposal will be counted for purposes of determining the number of votes cast with respect to any voting matter. Abstentions and "broker non-votes" will be counted only for purposes of determining whether a quorum is present at the meeting.

    A proxy may be revoked by a shareholder at any time before it is voted at the meeting by (1) giving notice in writing of revocation to the Secretary of the Corporation, (2) submitting another proxy bearing a later date, or (3) voting in person at the meeting. Unless so revoked, the shares represented by a properly signed proxy will be voted at the meeting as specified by the shareholder. If a proxy is properly signed and returned and no specification is made, the shares represented by the proxy will be voted "FOR" (1) the election of all nominees for director (Proposal 1); (2) the ratification of the selection of independent accountants (Proposal 2); (3) the approval of the amendments to the 1996 Employee Stock Purchase Plan (Proposal 3); and (4) the approval of the 1998 Stock Incentive Plan (Proposal 4).

1. ELECTION OF DIRECTORS

    The Board of Directors has nominated eight candidates for election as directors of the Corporation at the annual meeting, each to serve until the 1999 annual meeting and until his or her successor has been duly elected and qualified. Each of the nominees is currently serving as a director of the Corporation and has consented to being named in this Proxy Statement and to serve if elected. If prior to the meeting any nominee should become unavailable to serve for any reason, the shares represented by all properly executed proxies not containing contrary instructions will be voted for such other person as may be designated by the Board of Directors, unless the Board shall determine to reduce the number of directors pursuant to the By-laws.

    The following brief biographies of the nominees include their principal occupations, their ages, an account of their recent business experience, the names of certain corporations of which they are directors, and the number of shares of Common Stock which they beneficially owned as of August 20, 1998.(1) Unless otherwise indicated, each of the nominees, individually or with his or her spouse, has sole voting or investment power with respect to the shares indicated. No nominee beneficially owns more than one percent of the outstanding Common Stock.

------------------------------------------------------------------------------------------------------------------

                                                                 Mr. Abely is the retired Chairman and Chief
                                                                 Executive Officer of Sea-Land Corporation, having
JOSEPH F. ABELY, JR.                                             served in that capacity from April, 1984 through
69 Years Old                                                     April, 1987. From 1979 to April, 1984, he served as
Became Director 1984                                             Vice Chairman of the Board and Chairman of the
Beneficially Owns                            [PHOTO]             Finance Committee of R.J. Reynolds Industries, Inc.
6,552 Shares of                                                  Mr. Abely formerly served as a director of the
Common Stock                                                     Corporation from February, 1976 to April, 1977. He
                                                                 is also a director of Burlington Industries, Inc.
                                                                 and C.R. Bard, Inc.

------------------------------------------------------------------------------------------------------------------

                                                                 Mr. Ayers is the retired Chairman and Chief
                                                                 Executive Officer of The Stanley Works, a tool and
                                                                 hardware manufacturer. He was an advisor to the
RICHARD H. AYERS                                                 Chairman and Chief Executive Officer of Stanley
55 Years Old                                                     from January, 1997 to October, 1997 after having
Became Director 1988                         [PHOTO]             served as Chairman and Chief Executive Officer of
Beneficially Owns                                                Stanley from May, 1989 to December, 1996. Mr. Ayers
6,784 Shares of                                                  is also a director of Southern New England
Common Stock                                                     Telecommunications Corporation and a Trustee of
                                                                 MassMutual Institutional Funds and MML Series
                                                                 Investment Fund.

------------------------------------------------------------------------------------------------------------------

                                                                 Mr. Belingard is General Director of the
                                                                 Diagnostics Division and a member of the Executive
                                                                 Committee of the Roche Group, a pharmaceutical
JEAN-LUC BELINGARD                                               manufacturer and strategic partner of the
49 Years Old                                                     Corporation in the biotechnology field.(2) He
Became Director 1993                         [PHOTO]             joined the Roche Group in 1982 and held various
Beneficially Owns                                                positions prior to being named to his current
4,564 Shares of                                                  positions in 1990. Mr. Belingard is also a director
Common Stock                                                     of Laboratory Corporation of America Holdings and
                                                                 Boehringer Mannheim GmbH and a Foreign Trade
                                                                 Advisor to the French Government.

------------------------------------------------------------------------------------------------------------------

ROBERT H. HAYES
62 Years Old                                                     Dr. Hayes is the Philip Caldwell Professor of
Became Director 1985                                             Business Administration at the Harvard Business
Beneficially Owns                            [PHOTO]             School. He has held various positions at Harvard
5,296 Shares of                                                  since 1966.
Common Stock

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

                                                                 Mr. St. Laurent is a Principal of St. Laurent
GEORGES C. ST. LAURENT, JR.                                      Properties, a company engaged in various real
62 Years Old                                                     estate, agricultural, and forestry related
Became Director 1996                         [PHOTO]             ventures. He previously served as Chief Executive
Beneficially Owns                                                Officer of Western Bank from January, 1988 to
5,583 Shares of                                                  April, 1997. He is also a director of Baxter
Common Stock                                                     International Inc. and Aames Financial Corporation.

------------------------------------------------------------------------------------------------------------------

                                                                 Dr. Slayman is the Sterling Professor of Genetics
                                                                 and Deputy Dean for Academic and Scientific Affairs
CAROLYN W. SLAYMAN                                               at Yale University School of Medicine. She joined
61 Years Old                                                     the Yale faculty in 1967. Dr. Slayman is a
Became Director 1994                         [PHOTO]             consultant to the National Institutes of Health,
Beneficially Owns                                                most recently having served as a member of the
4,324 Shares of                                                  National Advisory General Medical Sciences Council,
Common Stock                                                     and a member of the Board of Overseers of Dartmouth
                                                                 Medical School.

------------------------------------------------------------------------------------------------------------------

                                                                 Mr. Smith is Chairman and Chief Executive Officer
                                                                 of Engelhard Corporation, a provider of
ORIN R. SMITH                                                    environmental technologies, specialty chemical
63 Years Old                                                     products, and engineered materials, a position he
Became Director 1995                                             has held since January, 1995. He previously served
Beneficially Owns                            [PHOTO]             as President and Chief Executive Officer of
4,650 Shares of                                                  Engelhard from 1984 to December, 1994. He is also a
Common Stock                                                     director of Ingersoll-Rand Company, The Summit
                                                                 Bancorporation, Vulcan Materials Company, and
                                                                 Minorco.

------------------------------------------------------------------------------------------------------------------

                                                                 Mr. White has served as Chairman, President and
                                                                 Chief Executive Officer of the Corporation since
TONY L. WHITE                                                    September, 1995. Prior to that date, he was
52 Years Old                                                     Executive Vice President and a member of the Office
Became Director 1995                                             of the Chief Executive of Baxter International
Beneficially Owns                            [PHOTO]             Inc., a manufacturer of health care products and
322,513 Shares of                                                instruments. He also served as Group Vice President
Common Stock(3)                                                  of Baxter from 1986 to 1992. Mr. White is also a
                                                                 director of C.R. Bard, Inc. and Ingersoll-Rand
                                                                 Company.

------------------------------------------------------------------------------------------------------------------

(1) Includes 2,250 shares of Common Stock which each non-employee director has the right to acquire within 60 days of August 20, 1998 through the exercise of vested stock options. No voting or investment power exists with respect to such option shares prior to exercise. Also includes (i) the following number of units representing full shares of Common Stock (including restricted stock awards) deferred by non-employee directors (see "COMPENSATION OF DIRECTORS," below): Mr. Abely, 2,302 units; Mr. Ayers, 3,365 units; Dr. Hayes, 2,546 units; Dr. Slayman, 302 units; and Mr. Smith, 1,400 units; and (ii) 300 shares of restricted stock held by each of Messrs. Ayers, Belingard, and St. Laurent. No voting power exists with respect to any deferred share units, and holders of restricted shares have sole voting power but no investment power prior to the lapse of restrictions.

(2) Mr. Belingard has announced his intention to leave the Roche Group effective October 1, 1998.

(3) Includes 36,000 shares of restricted stock as to which Mr. White has sole voting power but no investment power prior to the lapse of restrictions and 232,500 shares of Common Stock which Mr. White has the right to acquire within 60 days of August 20, 1998 through the exercise of vested stock options. No voting or investment power exists with respect to such option shares prior to exercise.

THE BOARD OF DIRECTORS AND COMMITTEES

    The business of the Corporation is managed under the direction of the Board of Directors. The Board of Directors held seven meetings during the fiscal year ended June 30, 1998. Average attendance at all meetings of the Board and its committees during the fiscal year was 93%, and each nominee for director attended at least 75% of the meetings of the Board and of the committees on which he or she served.

    The Board of Directors of the Corporation has established Audit, Executive, Finance, Management Resources, Nominating, and Technology Advisory committees.

    The Audit Committee is composed of non-employee directors. The committee recommends to the Board of Directors the selection of independent accountants, reviews the annual financial statements of the Corporation, reviews the scope, performance, and results of audit services provided by the independent accountants, monitors proposed non-audit services to be provided by the independent accountants to avoid conflicts of interest, reviews the scope, findings, and recommendations of the Corporation's internal auditors regarding internal accounting controls and operating efficiencies, reviews policies and practices designed to assure the Corporation's compliance with legal and ethical standards, and reviews the fees for audit and non-audit services provided by the independent accountants. The Audit Committee met three times during the fiscal year ended June 30, 1998. The current members of the committee are Georges C. St. Laurent, Jr. (Chair), Jean-Luc Belingard, and Carolyn W. Slayman.

    The Executive Committee has the authority during the intervals between meetings of the Board of Directors to exercise the powers of the Board (except for certain powers reserved solely for the Board) in situations, generally arising from unforeseen events, necessitating Board action before a meeting can be convened. The Executive Committee did not meet during the fiscal year ended June 30, 1998. The current members of the committee are Tony L. White (Chair), Joseph F. Abely, Jr., Richard H. Ayers, and Robert H. Hayes.

    The Finance Committee advises the Board and management concerning certain issues with respect to the financial structure of the Corporation, such as the Corporation's financial and tax strategies, capital structure, financing, risk management policies, dividend policy, and pension and savings plan policies and investment performance. The Finance Committee met one time during the fiscal year ended June 30, 1998. The current members of the committee are Robert H. Hayes (Chair), Georges C. St. Laurent, Jr., and Tony L. White.

    The Management Resources Committee is composed of non-employee directors. The committee reviews and approves all forms of remuneration for the senior management of the Corporation and administers the Corporation's stock plans. It also reviews management development and succession programs. The Management Resources Committee met seven times during the fiscal year ended June 30, 1998. The current members of the committee are Richard H. Ayers (Chair), Joseph F. Abely, Jr., and Orin R. Smith.

    The Nominating Committee recommends nominees to fill vacancies on the Board of Directors and will consider responsible recommendations by shareholders of candidates to be nominated as directors of the Corporation. All such recommendations must be in writing and addressed to the Secretary of the Corporation in accordance with the Corporation's By-laws. By accepting a shareholder recommendation for consideration, the Nominating Committee does not undertake to adopt or to take any other action concerning the recommendation or to give the proponent its reasons for any action or failure to act. The committee also reviews the functioning and effectiveness of the Board, its committees, and its individual members, and makes recommendations to the Board concerning the compensation of non-employee directors and membership assignments for committees of the Board. The Nominating Committee met two times during the fiscal year ended June 30, 1998. The current members of the committee are Orin
R. Smith (Chair), Joseph F. Abely, Jr., Richard H. Ayers, Robert H. Hayes, and Tony L. White (EX OFFICIO).

    The Technology Advisory Committee advises the Board and management concerning certain issues related to the development and implementation of the Corporation's technological assets, including strategies for developing and expanding these assets and assisting management in assessing third party technology opportunities. The Technology Advisory Committee met two times during the fiscal year ended June 30, 1998. The current members of the committee are Carolyn W. Slayman (Chair), Jean-Luc Belingard, and Georges C. St. Laurent, Jr.

COMPENSATION OF DIRECTORS

    Employee directors receive no additional compensation for service on the Board of Directors or its committees. Non-employee directors receive an annual retainer of $35,000. No additional amounts are paid for participation on committees. All directors are reimbursed for expenses incurred in attending Board and committee meetings.

    Under the terms of the Corporation's 1993 Director Stock Purchase and Deferred Compensation Plan (the "Director Plan"), each non-employee director of the Corporation is required to apply at least 50% of his or her annual retainer to the purchase of Common Stock. Purchases under the Director Plan are made automatically on the date during each fiscal quarter on which the quarterly installment of the annual retainer is paid. The purchase price of the Common Stock is the fair market value of a share of Common Stock on such date. The Director Plan also permits non-employee directors to defer receipt of the cash or stock portion of their annual retainer. The stock portion is credited to the account of a participant in units quarterly as above, each unit representing one share of Common Stock. Participants in the Director Plan do not have voting rights with respect to any such units. The stock portion of a participant's account is adjusted to take into account dividends paid on the Common Stock, and the cash portion of a participant's account is credited quarterly with interest at the prevailing prime rate of Citibank, N.A. As of June 30, 1998, three directors deferred the stock and/or cash portion of their annual retainer under the Director Plan.

    Each non-employee director is also granted on the date of election or reelection to the Board of Directors a stock option to purchase 1,500 shares of Common Stock and 30 days thereafter a stock award of 300 shares of Common Stock. The options are granted with an exercise price equal to the fair market value of a share of Common Stock on the date of grant and generally become exercisable in two equal annual installments. The stock award vests on the date immediately preceding the annual meeting next following the date of grant and will be forfeited, subject to certain exceptions, if the director ceases to serve as a member of the Board prior to such date. Prior to vesting, the director has the right to receive cash dividends and to vote but may not transfer or otherwise dispose of such shares. Non-employee directors may elect to defer receipt of their stock award on generally the same terms as deferrals under the Director Plan described above. As of June 30, 1998, four directors had elected to defer receipt of their stock award.

    The stock options and stock awards granted to non-employee directors have been granted under the terms of stock incentive plans previously approved by the shareholders. However, such stock options and stock awards may in the future be granted under the terms of the 1998 Stock Incentive Plan proposed to be approved by the shareholders at the meeting. See "APPROVAL OF THE 1998 STOCK INCENTIVE PLAN" for a more detailed description of the 1998 Stock Incentive Plan.

    The Corporation has adopted an Estate Enhancement Program for the benefit of its non-employee directors. Pursuant to this program, a non-employee director may elect to enter into a split-dollar life insurance arrangement with the Corporation in exchange for a freezing of the director's cash deferral account under the Director Plan. If so elected, the Corporation will acquire a life insurance policy on the life of the director and will pay premiums in an amount no greater than such director's cash deferral account balance. Until the death of the director, that portion of the director's account equal to the Corporation's premium payments will be frozen (I.E., no interest will be credited and no distributions will be made). Upon the death of the director, the Corporation will receive the greater of the policy's cash surrender value or the cumulative premiums paid under the policy and the director's beneficiary will receive the excess, if any, of the policy's death benefit over the amount received by the Corporation. At that time, a corresponding portion of the cash deferral account will become unfrozen and distributed to the director's beneficiary. As of June 30, 1998, none of the directors participated in this program.

    As part of the Corporation's overall program to promote charitable giving, the Board of Directors has established a Director's Charitable Award Program. Under the Program, following a director's death, the Corporation will donate $1,000,000 to the educational or charitable organizations selected by the director and approved by the Corporation. In order to fund the donations, the Corporation has acquired joint life insurance contracts on the lives of its directors. Each policy will insure two directors with the death benefit payable on the death of the second director. Individual directors will derive no financial benefit from the Program since all insurance proceeds accrue solely to the Corporation.

    The overall cost of the Estate Enhancement Plan and the Charitable Award Program are not material to the Corporation.

VOTING SECURITIES

    The following are the only persons known by the Corporation, as of August 20, 1998, to own beneficially more than 5% of the outstanding Common Stock.

                           NAME AND ADDRESS                               AMOUNT AND NATURE OF
                          OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP    PERCENT OF CLASS
-----------------------------------------------------------------------  ----------------------  -------------------
Capital Research and Management Company................................         6,752,440(1)               13.7
  333 South Hope Street
  Los Angeles, CA 90071

J.P. Morgan & Co. Incorporated.........................................         4,370,189(2)                8.8
  60 Wall Street
  New York, NY 10260

George Soros, Purnendu Chatterjee, and.................................         4,043,290(3)                8.2
  Stanley F. Druckenmiller
  888 Seventh Avenue
  New York, NY 10106

Wellington Management Company, LLP.....................................         3,696,263(4)                7.5
  75 State Street
  Boston, MA 02109

------------------------

(1) Based on a Form 13F for the quarter ended June 30, 1998 filed with the Securities and Exchange Commission (the "SEC"), Capital Research and Management Company has shared investment discretion (as defined) with respect to all such shares. Shares reported include 1,040 shares which may be acquired within 60 days through the exercise of Class G Warrants.

(2) Based on an amendment to a Schedule 13G dated July 31, 1998 filed with the SEC, J.P. Morgan & Co. Incorporated has sole voting power with respect to 2,919,879 shares, shared voting power with respect to 39,950 shares, sole dispositive power with respect to 4,272,674 shares, and shared dispositive power with respect to 96,915 shares.

(3) Based on a Schedule 13G dated March 6, 1998 filed with the SEC, these shares are held as follows: Mr. Soros has sole voting power with respect to 1,511,737 shares, shared voting power with respect to 2,531,553 shares, sole dispositive power with respect to 1,399,600 shares, and shared dispositive power with respect to 2,531,553 shares; Dr. Chatterjee has sole voting and dispositive power with respect to 393,136 shares and shared voting and dispositive power with respect to 2,429,475 shares; and Mr. Druckenmiller has shared voting and dispositive power with respect to 2,531,553 shares.

(4) Based on a Form 13F for the quarter ended June 30, 1998 filed with the SEC, Wellington Management Company, LLP has sole investment discretion with respect to 3,662,431 shares, shared investment discretion (as defined) with respect to 33,832 shares, sole voting authority with respect to 2,649,956 shares, and shared voting authority with respect to 33,232 shares.

    The following table sets forth, as of August 20, 1998, certain information with respect to the beneficial ownership of Common Stock by each of the persons named in the Summary Compensation Table below under "EXECUTIVE COMPENSATION," and by all directors and executive officers of the Corporation as a group. As of such date, none of such persons beneficially owned more than one percent of the outstanding Common Stock, and all directors and executive officers as a group beneficially owned 2.2% of the outstanding Common Stock. Unless otherwise indicated, voting and investment power is exercised solely by the beneficial owner or is shared by such owner with his or her spouse.

                                                                                     NUMBER
                                     NAME OF                                           OF
                                BENEFICIAL OWNER                                    SHARES(1)
---------------------------------------------------------------------------------  -----------
Tony L. White....................................................................      322,513(2)
Manuel A. Baez...................................................................       66,056
Michael W. Hunkapiller...........................................................      201,440
William B. Sawch.................................................................       61,162
Dennis L. Winger.................................................................        9,909(2)

All directors and executive officers as a group (18).............................    1,098,310(2,3)

------------------------

(1) Includes shares which the following have the right to acquire within 60 days of August 20, 1998 through the exercise of vested stock options: Mr. White, 232,500; Mr. Baez, 57,500; Dr. Hunkapiller, 103,201; Mr. Sawch, 45,500; Mr. Winger, 3,750; and all directors and executive officers as a group, 780,366. No voting or investment power exists with respect to such shares prior to exercise.

(2) Includes 36,000 shares of restricted stock held by Mr. White and 6,000 shares of restricted stock held by Mr. Winger, as to which the holder has sole voting power but no investment power prior to the lapse of restrictions.

(3) Includes 9,918 units representing full shares of Common Stock deferred by non-employee directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Corporation is required to identify any officer, director, or owner of more than 10% of the Common Stock who failed to timely file with the SEC and the New York Stock Exchange a required report relating to beneficial ownership of Common Stock under Section 16(a) of the Securities Exchange Act of 1934. Based solely on a review of information provided to the Corporation, all persons subject to these reporting requirements filed the required reports on a timely basis for fiscal year 1998.

EXECUTIVE COMPENSATION

REPORT OF THE MANAGEMENT RESOURCES COMMITTEE

    The Management Resources Committee (the "MRC") of the Board of Directors is comprised of three non-employee directors. One of the duties of the MRC is to review and approve all forms of remuneration for the senior management of the Corporation.

OVERVIEW AND PHILOSOPHY

    The overall objectives of the Corporation's executive compensation plans are to:

    - Attract and retain the highest quality talent to lead the Corporation,

    - Reward key executives based on business performance,

    - Provide incentives designed to maximize shareholder value, and

    - Assure that objectives for corporate and individual performance are established and measured.

    For the fiscal year ended June 30, 1998, the Corporation employed various programs to meet these objectives: base salary, contingent compensation (a short-term incentive plan), and long-term incentive plans which include stock options, performance units, and restricted stock.

    The philosophy which governs the compensation program is to provide a competitive total compensation package to senior management. Competitiveness is determined based upon professionally compiled surveys of the Corporation's peer group and other comparable companies. The MRC particularly focuses upon competitive compensation practices for companies engaged in high technology and biotechnology product development and manufacturing. To provide strong incentive to senior managers to maximize returns for the Corporation, separate short-term pay for performance, long-term stock based incentive plans, and long-term cash incentive plans have been designed with the assistance of external professional compensation consultants.

    The MRC periodically reviews and refines senior management compensation programs to ensure that the major portion of the remuneration provided to executives of the Corporation is directly tied to shareholder results. The Corporation expects to be competitive with the market for base pay and annual incentive payments when corporate objectives are met.

BASE SALARY

    Each year, the MRC obtains surveys of compensation trends and practices from independent compensation consultants in order to determine the competitiveness of the pay structure for its senior managers. Within the broad comparative group of companies which the consultants survey, the MRC has identified a group of companies which compete in similar markets and which approximate the size of the Corporation in terms of employees, revenue, and capitalization. This group includes all of the companies contained in the industry index selected by the Corporation for purposes of the Performance Graph set forth under that heading below.

    During the fiscal year ended June 30, 1998, Mr. White's base salary was increased to $630,000 effective August 23, 1997. The MRC established Mr. White's base salary based on the Corporation's overall performance during the 1997 fiscal year and competitive pay practices relative to peer companies.

CONTINGENT COMPENSATION

    The MRC also uses survey information from comparable companies in reviewing and approving annual individual incentive plan participation percentages and targets for each executive officer. The MRC uses earnings per share and after-tax operating cash flow targets as a basis on which to measure the performance of its executive officers. These financial measures are well recognized throughout the investment community, and the MRC believes that achieving financial goals based upon these measures will help maximize shareholder return. The MRC also considers division operating income for division executive officers.

    In determining annual contingent compensation awards for each executive officer, the MRC also considers other business actions taken during the fiscal year which contribute to the strategic growth and competitiveness of the Corporation. Additionally, Mr. White, based upon his review of each executive officer's performance throughout the year, may propose modifications of a contingent compensation recommendation between 0 and 150% to reflect personal performance. The MRC is responsible for final approval of all contingent compensation awards.

    Mr. White's contingent compensation formula is based entirely on the achievement of the Corporation's business and financial goals. Mr. White would receive a minimum incentive payment of 100% of base salary for achievement of all corporate goals. For the fiscal year ended June 30, 1998, Mr. White earned a contingent compensation award of $870,000. This award was based on the financial performance of the Corporation and Mr. White's leadership during fiscal year 1998, including in particular his initiatives in and development of the Corporation's life sciences business.

DIVISION LONG-TERM INCENTIVE PLAN

    During fiscal year 1998, the MRC suspended the Division Long-Term Incentive Plan in favor of a return to the broader use of corporate-wide stock options. In connection with the suspension, individual participants surrendered awards previously granted under the plan for a grant of stock options and a cash payment reflecting fiscal year 1997 achievement under the plan. The cash payment (together with interest) will be made at the same time as payment would otherwise have been made under the plan (August, 1999), subject to the individual continuing to be employed by the Corporation until such time. The MRC believes that this action will help promote overall corporate goals and thereby strengthen the link between division management's individual incentives and shareholder interests.

    Participation in the Division Long-Term Incentive Plan was limited to employees of the Corporation's operating divisions. Accordingly, Mr. White and non-division executive officers did not participate in the plan.

PERFORMANCE UNITS/RESTRICTED STOCK

    In fiscal year 1998, the MRC granted awards under the Corporation's Performance Unit Bonus Plan to newly-hired members of senior management in order to continue alignment of management and shareholder interests. These awards, which were generally made on the same terms as awards made to members of senior management in fiscal year 1997, are dependent on the creation of incremental shareholder value and are intended to provide additional incentives for individual performance.

    The MRC also continues to award shares of Common Stock subject to the attainment of performance goals when it deems such awards to be appropriate and in the best interest of the Corporation. The Committee believes that such awards provide strong individual incentives for the achievement of corporate objectives and thereby help increase shareholder value.

    Mr. White did not receive any awards under the Performance Unit Bonus Plan or restricted stock awards during fiscal year 1998.

STOCK OPTIONS

    The MRC believes that, in order to achieve the Corporation's long-term growth objectives and to align management and shareholder interests, it is in the Corporation's best interest to grant stock options to members of its management staff. The number of stock options granted to senior management is dependent upon the participant's management level in the Corporation. The allocation for a particular management level is determined by applying a percentage of salary against the salary grade midpoint, and dividing the value by the estimated fair market value of a share of Common Stock on the date of grant.

    The MRC approves the number of options granted to each participant in the stock option plan during each fiscal year. The price of each option granted is the fair market value of a share of Common Stock on the date of grant. All options are exercisable for a period of ten years from the date of grant.

    Mr. White was granted options to purchase 75,000 shares of Common Stock at an exercise price of $72.6563 per share in March, 1998 in connection with the Corporation's customary annual grant of options to employees.

STOCK OWNERSHIP GUIDELINES

    In order to reinforce the linkage of an executive's financial gain with shareholder results, the MRC has established a requirement that each executive officer of the Corporation retain a personal investment in the Common Stock equaling between one and three times the individual's annual base salary (depending upon the individual's management level). Grants of performance units and restricted stock are credited towards an executive's ownership, and executives are given a period of time to achieve these levels. As of June 30, 1998, all of the Corporation's executive officers had satisfied their individual stock ownership goals.

CONCLUSION

    The Corporation has designed its executive compensation plans, as described above, to link the compensation of senior management with the achievement of corporate and individual performance goals. These goals have been established at levels the MRC believes necessary to achieve above average performance within the Corporation's industry.

    The MRC intends to continue its policy of linking executive compensation with corporate performance and shareholder returns to the extent possible through the measurement procedures described in this report. Section 162(m) of the Internal Revenue Code of 1986 generally limits the tax deductibility of certain compensation in excess of one million dollars paid to a company's chief executive officer and the four other most highly compensated executives. While the Corporation currently seeks to maximize the deductibility of compensation paid to its executive officers, it will maintain flexibility to take actions that may be based on considerations other than tax deductibility.

                                          Management Resources Committee
                                          Richard H. Ayers, Chair
                                          Joseph F. Abely, Jr.
                                          Orin R. Smith

PERFORMANCE GRAPH

    The following line graph compares the yearly percentage change in the Corporation's cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index (the "S&P 500") and the Dow Jones Diversified Technology Group Index (the "DJ DTG"), a published industry index that includes the Corporation. The other companies in the DJ DTG are: Corning Incorporated, Eaton Corporation, Minnesota Mining and Manufacturing Company, Rockwell International Corporation, Tektronix, Inc., Thermo Electron Corporation, TRW Inc., United Technologies Corporation, and Varian Associates, Inc.

    Cumulative total returns are calculated assuming that $100 was invested on July 2, 1993 in each of the Common Stock, the S&P 500, and the DJ DTG, and that all dividends were reinvested.

                          THE PERKIN-ELMER CORPORATION
                    Comparison of 5 Year Cumulative Returns

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            PERKIN-ELMER    S&P 500     DJ DTG
1993               100.00      100.00     100.00
1994                94.26      102.89     107.20
1995               113.70      129.08     135.02
1996               157.68      162.54     161.49
1997               259.48      219.69     226.76
1998               207.36      285.48     219.23

                                               1993       1994       1995       1996       1997       1998
  Perkin-Elmer                                100.00      94.26     113.70     157.68     259.48     207.36
  S&P 500                                     100.00     102.89     129.08     162.54     219.69     285.48
  DJ DTG                                      100.00     107.20     135.02     161.49     226.76     219.23

SUMMARY COMPENSATION TABLE

    The following table sets forth cash or other compensation received for the last three fiscal years by the Corporation's Chief Executive Officer and the four other most highly paid executive officers of the Corporation based on salary and bonuses paid for fiscal year 1998 (the "Named Executive Officers").

                                                                                           LONG-TERM COMPENSATION
                                                                ANNUAL                  -----------------------------
                                                             COMPENSATION
                                                  -----------------------------------          AWARDS
                                                                             OTHER      --------------------  PAYOUTS
                                                                            ANNUAL      RESTRICTED            -------
                                                                            COMPEN-       STOCK       STOCK    LTIP     ALL OTHER
                                         FISCAL   SALARY      BONUS         SATION        AWARDS     OPTIONS  PAYOUTS  COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR      ($)       ($)(1)        ($)(2)        ($)(3)       (#)      ($)       ($)(4)
---------------------------------------  ------   -------  ------------   -----------   ----------   -------  -------  ------------
Tony L. White..........................   1998    648,462     870,000       162,417              0    75,000        0      27,575
Chairman, President and                   1997    589,424   1,171,380       158,939      1,804,500   135,000        0      20,068
Chief Executive Officer(5)                1996    420,963     825,000       291,664      2,593,125   195,000        0   1,625,801

Manuel A. Baez.........................   1998    405,502           0       205,891              0    39,649        0      17,658
Senior Vice President                     1997    375,001     300,000       302,667              0    45,000        0      14,423
and President, Analytical                 1996     14,423      50,000                      804,375    50,000        0     150,288
Instruments Division(6)

Michael W. Hunkapiller.................   1998    327,885     281,900                            0    49,234        0      10,308
Senior Vice President                     1997    261,655     335,500                            0    45,000        0       9,033
and President, PE                         1996    213,826     227,700                      511,875    25,000  506,719       7,912
Biosystems Division

William B. Sawch.......................   1998    259,924     220,100                            0    20,000        0      15,043
Senior Vice President,                    1997    214,713     200,000                            0    30,000        0      12,883
General Counsel and                       1996    190,962     135,000                      511,875    10,000  506,719       7,719
Secretary

Dennis L. Winger.......................   1998    284,135     243,600        59,395        167,906   120,000        0     260,154
Senior Vice President and
Chief Financial Officer(7)

------------------------------
  (1) Awards under the Corporation's Contingent Compensation Plan are variable and tied to the Corporation's performance.

  (2) Amount shown for fiscal year 1998 for Mr. White includes $112,738 for personal use of the Corporation's aircraft. Amounts shown for Mr. Baez and Mr. Winger include $100,806 and $22,089, respectively, paid in connection with their relocation to Connecticut and $54,776 and $18,117, respectively, for reimbursement for the payment of certain taxes.

  (3) The dollar value of restricted stock awarded to Mr. Winger in fiscal year 1998 is based on the value of a share of Common Stock on September 25, 1997, the date of grant. A portion of these shares vested on August 20, 1998 based upon the attainment of certain performance goals relating to cumulative consolidated after-tax operating cash flow for the Corporation's 1998 fiscal year. The remainder of the shares were forfeited. Prior to vesting, Mr. Winger had the right to receive dividends on and to vote, but could not sell or otherwise dispose of, such shares. As of June 30, 1998, Messrs. White and Winger held 12,000 and 2,250 unvested shares of restricted stock, respectively, having a value of $746,250 and $139,922, respectively. As of such date, none of the other Named Executive Officers held any shares of restricted stock.

  (4) Amounts shown for fiscal year 1998 include (i) the Corporation's contributions under the Corporation's Employee Savings Plan for Messrs. White, Baez, Hunkapiller, Sawch, and Winger of $18,290, $13,051, $7,200, $13,257, and $7,960, respectively; and (ii) amounts accrued under the savings plan component of the Corporation's Excess Benefit Plan for Messrs. White, Baez, Hunkapiller, Sawch, and Winger of $9,285, $4,607, $3,108, $1,786, and $2,194, respectively. Amount shown for Mr. Winger also includes a one-time payment of $250,000 as partial replacement of certain benefits from his former employer that were forfeited upon joining the Corporation. See "EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL, AND OTHER AGREEMENTS," below.

  (5) Mr. White became an employee and Chairman, President and Chief Executive Officer of the Corporation on September 12, 1995.

  (6) Mr. Baez became an employee and executive officer of the Corporation on June 3, 1996.

  (7) Mr. Winger became an employee and executive officer of the Corporation on September 25, 1997.

OPTION GRANT TABLE

    The following table sets forth information regarding stock option grants to the Named Executive Officers during the fiscal year ended June 30, 1998.

                                          INDIVIDUAL GRANTS                                              POTENTIAL REALIZABLE VALUE
-----------------------------------------------------------------------------------------------------                AT
                                     NUMBER OF                                                            ASSUMED ANNUAL RATES OF
                                     SECURITIES      PERCENT OF TOTAL                                     STOCK PRICE APPRECIATION
                                     UNDERLYING     OPTIONS GRANTED TO                                       FOR OPTION TERM(2)
                                      OPTIONS       EMPLOYEES IN FISCAL   EXERCISE PRICE   EXPIRATION   ----------------------------
NAME                               GRANTED (#)(1)        YEAR 1998            ($/SH)          DATE         5% ($)         10% ($)
---------------------------------  --------------   -------------------   --------------   ----------   -------------  -------------
Tony L. White....................      75,000               4.1              72.6563        3/30/08         3,426,987      8,684,657
Manuel A. Baez...................      14,649(3)            0.8              69.3125       10/22/07           638,554      1,618,220
                                       25,000               1.4              72.6563        3/30/08         1,142,329      2,894,886
Michael W. Hunkapiller...........      24,234(3)            1.3              69.3125       10/22/07         1,056,366      2,677,040
                                       25,000               1.4              72.6563        3/30/08         1,142,329      2,894,886
William B. Sawch.................      20,000               1.1              72.6563        3/30/08           913,863      2,315,909
Dennis L. Winger.................      15,000(4)            0.8              75.4375        9/25/07           711,634      1,803,419
                                       15,000(5)            0.8              75.4375        6/26/07           711,634      1,803,419
                                       15,000(6)            0.8              75.4375        6/26/07           711,634      1,803,419
                                       50,000               2.7                71.00       11/20/07         2,232,576      5,657,786
                                       25,000               1.4              72.6563        3/30/08         1,142,329      2,894,886
------------------------------------------------------------------------------------------------------------------------------------
All Shareholders(7)..............                                                                       $ 1.9 billion  $ 4.9 billion
------------------------------------------------------------------------------------------------------------------------------------

------------------------

  (1) All stock options were granted with an exercise price equal to the fair market value of a share of Common Stock on the date of grant and, except as described below, become exercisable in two equal annual installments commencing one year after the date of grant.

  (2) The values shown assume that the price of the Common Stock will appreciate at the annual rates shown. These rates are arbitrarily assumed rates established by the SEC and are not intended as a forecast of future appreciation. The actual gain, if any, realized by the recipient will depend upon the actual performance of the Common Stock.

  (3) Options were granted in connection with the surrender of awards previously granted under the Corporation's Division Long-Term Incentive Plan. See "REPORT OF THE MANAGEMENT RESOURCES COMMITTEE," above.

  (4) Options become exercisable in four equal annual installments commencing one year after the date of grant.

  (5) Options will vest on June 26, 2000 and were granted in conjunction with a grant of an equal number of performance units under the Corporation's Performance Unit Bonus Plan. Performance units granted under this plan will vest according to the following schedule: 33 1/3%, if the fair market value of a share of Common Stock averages $80.00 or more for a period of ninety days; 66 2/3%, if the fair market value of a share of Common Stock averages $87.00 or more for a period of ninety days; and 100%, if the fair market value of a share of Common Stock averages $94.00 or more for a period of ninety days, and will become payable on or after June 26, 2000, provided, in each case, that the officer remains an employee of the Corporation through the date of payment. Upon such vesting, the holder of performance units will be entitled to a cash or stock payment of $75.4375 for each vested unit. Prior to vesting of the performance units, holders will receive dividend equivalents at the same time as, and in an amount per unit equal to, dividends payable on each share of Common Stock, but will not have any voting rights with respect to such performance units or the right to sell or otherwise dispose of such units. The performance units will be forfeited to the extent the stock price targets are not attained by June 26, 2007 or, subject to certain limited exceptions, if the employment of the officer by the Corporation is terminated prior to the attainment of such stock price targets.

  (6) Options will vest on the earlier of (a) June 26, 2003 or (b) three years after all the stock price targets of the performance units referred to in footnote 5 above have been attained, provided, in each case that the officer remains an employee of the Corporation through such date. Each option was granted in conjunction with a grant of an equal number of performance units under the Corporation's Performance Unit Bonus Plan. The performance units will vest according to the following schedule: 33 1/3%, if the fair market value of a share of Common Stock averages $101.00 or more for a period of ninety days; 66 2/3%, if the fair market value of a share of Common Stock averages $108.00 or more for a period of ninety days; and 100%, if the fair market value of a share of Common Stock averages $115.00 or more for a period of ninety days, and will become payable on or after the earlier of
    (a) June 26, 2003 or (b) three years after all the stock price targets of the performance units referred to in footnote 5 above have been attained, provided, in each case that the officer remains an employee of the Corporation through the date of payment. Performance units will be forfeited to the extent the stock price targets are not attained by June 26, 2007 or, subject to certain limited exceptions, if the employment of the officer by the Corporation is terminated prior to the attainment of such targets and were otherwise granted on the same terms as those described in footnote 5 above.

  (7) These amounts represent the increase in the aggregate market value of the Common Stock outstanding as of June 30, 1998 (49.3 million shares) assuming the annual rates of stock price appreciation set forth above over the ten-year period used for the Named Executive Officers.

OPTION EXERCISES AND YEAR-END VALUE TABLE

    The following table sets forth information regarding the exercise of options by the Named Executive Officers during the fiscal year ended June 30, 1998, and the value of their unexercised options at June 30, 1998.

                                                                                                           VALUE OF
                                                                                                          UNEXERCISED
                                                                              NUMBER OF SECURITIES        IN-THE-MONEY
                                                                                   UNDERLYING             OPTIONS
                                                                              UNEXERCISED OPTIONS         AT JUNE 30,
                                                                                AT JUNE 30, 1998             1998
                                                                                      (#)                   ($)(1)
                                                                         ------------------------------   -----------
                                    SHARES ACQUIRED
                                      ON EXERCISE      VALUE REALIZED
NAME                                      (#)                ($)         EXERCISABLE    UNEXERCISABLE     EXERCISABLE
----------------------------------  ----------------   ---------------   -----------   ----------------   -----------
Tony L. White.....................          0                 0           232,500          172,500         3,706,416
Manuel A. Baez....................          0                 0            57,500           77,149           407,815
Michael W. Hunkapiller............          0                 0           103,201           86,734         2,827,848
William B. Sawch..................          0                 0            45,500           45,000         1,031,955
Dennis L. Winger..................          0                 0                 0          120,000                 0


NAME                                UNEXERCISABLE
----------------------------------  -------------
Tony L. White.....................            0
Manuel A. Baez....................            0
Michael W. Hunkapiller............            0
William B. Sawch..................            0
Dennis L. Winger..................            0

------------------------

  (1) The fair market value of a share of Common Stock on June 30, 1998 was $61.7813.

RETIREMENT BENEFITS

    The Corporation has in effect a qualified defined benefit Employee Pension Plan covering all of its domestic employees, including the Named Executive Officers, and a non-qualified Excess Benefit Plan, which provides benefits that would otherwise be denied participants by reason of certain limitations of the Internal Revenue Code of 1986, as amended (the "Code"), on qualified plan benefits. The Employee Pension Plan and the Excess Benefit Plan provide annual benefits at normal retirement age 65 based on a participant's final average base salary (measured over 36 months from October 1, 1995) and service from October 1, 1995 and a participant's final average contingent compensation or incentive compensation awards (measured over 36 months from July 1, 1995) and service from July 1, 1995. The Corporation also has a frozen non-qualified Supplemental Retirement Plan, which provides benefits based on service and awards prior to July 1, 1995.

    The benefit under the Employee Pension Plan and the pension plan component of the Excess Benefit Plan for service prior to October 1, 1995 was based on a career average benefit formula providing 1.4% of base earnings during the period of participation, plus 0.5% of base earnings above a specified wage base called "covered compensation" (defined by the Internal Revenue Service as a function of year of birth). After August 1, 1989, plan accruals for service over 35 years were calculated at a rate of 1.7% of base earnings. A variable annuity option was available to each participant for benefit accruals prior to October 1, 1995. The benefit under the Supplemental Retirement Plan for service prior to July 1, 1995 was based on a career average formula providing 1.5% of the sum of all payments made to a participant during his or her participation in the Contingent Compensation Plan and the Incentive Compensation Plan.

    The following table sets forth the estimated total annual benefits payable at normal retirement age at 65 under the Employee Pension Plan and the Excess Benefit Plan to covered participants for service after October 1, 1995.

                               PENSION PLAN TABLE

   AVERAGE
    ANNUAL
 REMUNERATION                    YEARS OF SERVICE FROM OCTOBER 1, 1995
--------------  ------------------------------------------------------------------------
                    10          15          20          25          30           35
                ----------  ----------  ----------  ----------  -----------  -----------
 $    400,000   $   67,820  $  101,730  $  135,640  $  169,550  $   203,460  $   237,370
      500,000       85,020     127,530     170,040     212,550      255,060      297,570
      600,000      102,060     153,090     204,120     255,150      306,180      357,210
      700,000      118,980     178,470     237,960     297,450      356,940      416,430
      800,000      135,260     202,890     270,520     338,150      405,780      473,410
      900,000      151,460     227,190     302,920     378,650      454,380      530,110
    1,000,000      167,500     251,250     335,000     418,750      502,500      586,250
    1,100,000      184,500     276,750     369,000     461,250      553,500      645,750
    1,200,000      201,500     302,250     403,000     503,750      604,500      705,250
    1,300,000      218,500     327,750     437,000     546,250      655,500      764,750
    1,400,000      235,500     353,250     471,000     588,750      706,500      824,250
    1,500,000      252,500     378,750     505,000     631,250      757,500      883,750
    1,600,000      269,500     404,250     539,000     673,750      808,500      943,250
    1,700,000      286,500     429,750     573,000     716,250      859,500    1,002,750
    1,800,000      303,500     455,250     607,000     758,750      910,500    1,062,250

    The benefit amounts shown in the Pension Plan Table are computed on a straight life annuity basis, payable at age 65, and assume covered compensation for social security purposes of $50,000 in all cases. As of June 30, 1998, Mr. White, Dr. Hunkapiller, and Mr. Sawch each had 2.75 years of credited service from October 1, 1995 for pension purposes, and Mr. Baez and Mr. Winger had 2.00 years and .75 year, respectively, of credited service for pension purposes. The base salary and contingent compensation for each such person are as set forth in the salary and bonus columns of the Summary Compensation Table above under "EXECUTIVE COMPENSATION."

    Estimated annual benefits accrued prior to October 1, 1995 and payable upon retirement at age 65 under the Employee Pension Plan, the Supplemental Retirement Plan, and the pension plan component of the Excess Benefit Plan to Mr. White, Dr. Hunkapiller, and Mr. Sawch are $267, $21,783, and $21,930, respectively, assuming continued service for benefit eligibility and based on the current variable unit value, as applicable. Messrs. Baez and Winger do not have benefit accruals prior to October 1, 1995.

    Under the terms of individual employment agreements, Mr. White and Mr. Baez are entitled to receive additional retirement benefits equal to the annual benefit each would have received if they were credited under the Employee Pension Plan and non-qualified plans (the Excess Benefit Plan and the Supplemental Retirement Plan) with an additional 25 and 13 years of service, respectively, reduced by the annual benefit each will receive from the Employee Pension Plan and non-qualified plans. Mr. White's annual benefit will be further reduced by $111,528. Mr. White was 50% vested in this additional benefit as of September 12, 1995 (his date of hire), and his vesting percentage increases by 10% each year to 100% vesting in this additional non-qualified plan benefit after five years of service. Mr. Baez is fully vested in this benefit.

    The Employee Pension Plan preserves and protects the benefits of any active participant in the plan whose employment by the Corporation is terminated within three years following a change in control of the Corporation. In the event of such a termination, the rights, expectancies, and the benefits of such participants (as in effect on the date of the change in control) may not be diminished through amendment or termination of the Employee Pension Plan after the change in control. Additionally, in the event the Employee Pension Plan is terminated within three years following a change in control, any funds remaining after the satisfaction of all liabilities under the plan will be allocated among participants in accordance with applicable United States Department of Labor regulations.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL, AND OTHER
  AGREEMENTS

    The Corporation entered into a three-year employment agreement with Mr. White dated September 12, 1995 pursuant to which he serves as Chairman, President and Chief Executive Officer of the Corporation. The agreement is automatically extended for consecutive one-year periods unless either party gives at least 180 days' notice of its intent not to renew. No such notice has been given by either party. Under the terms of the agreement, Mr. White receives a base salary (currently set at $730,000) subject to annual review and a target incentive payment under the Corporation's Contingent Compensation Plan equal to 100% of his base salary. In the event of termination by the Corporation of Mr. White's employment without cause or if he terminates employment for good reason (as defined), Mr. White would receive three times his base salary and target bonus, the fair market value of 36,000 shares of Common Stock, a prorated incentive payment, and other specified benefits.

    The Corporation entered into an agreement with Mr. Baez dated June 3, 1996 pursuant to which he serves as Senior Vice President and President, Analytical Instruments Division of the Corporation. Under the terms of the agreement, Mr. Baez receives a minimum annual salary of $375,000 and a target incentive payment under the Corporation's Contingent Compensation Plan equal to 60% of his annual salary. The agreement also provided for the Corporation to reimburse Mr. Baez for costs incurred in connection with his relocation to Connecticut and a special one-time payment of $150,000 to assist in such relocation.

    The Corporation entered into an agreement with Mr. Winger dated June 24, 1997, as amended, pursuant to which he serves as Senior Vice President and Chief Financial Officer of the Corporation. Under the terms of the agreement, Mr. Winger receives a minimum annual salary of $375,000 and a target incentive payment under the Corporation's Contingent Compensation Plan equal to 60% of his annual salary. He is also eligible to receive an annual restricted stock award which vests based on performance criteria related to the Corporation's cash flow. In consideration of certain benefits from his former employer that were forfeited upon his joining the Corporation, Mr. Winger also received a special one-time stock option grant of 15,000 shares of Common Stock which vests over a period of four years and a cash payment of $250,000. In the event that the appreciation of these options does not equal $250,000 in any year of such four-year period or $1,000,000 at the end of such four-year period, Mr. Winger will be entitled to an amount equal to such shortfall. The agreement also provides that if Mr. Winger is terminated other than for cause during the first two years (subject to annual extension), he would receive two times his base salary and continuation of health benefits.

    The Corporation has agreements with each of the Named Executive Officers providing for continuation of the officer's employment for a term of three years following any change in control of the Corporation. These agreements provide that if, following a change in control, any of the Named Executive Officers leaves employment for good reason (as defined) or his employment is terminated without cause, he will generally be entitled to receive three times his base salary and average incentive compensation, full vesting of all restricted stock and stock options, and other specified benefits.

    The Corporation has entered into deferred compensation contracts with Dr. Hunkapiller and Mr. Sawch which, subject to certain conditions, provide for payments to be made for a maximum of ten years of $25,000 per annum, commencing upon retirement from the Corporation (or in the event of the termination of employment for good reason (as defined) or without cause following a change in control of the Corporation). The annual payment may be reduced or forfeited if the recipient elects one of several optional forms of payment based on actuarial determinations, terminates employment prior to normal retirement age, or competes with the Corporation.

    Dr. Hunkapiller incurred indebtedness to the Corporation for the payment of taxes in connection with the vesting of shares of restricted stock during the fiscal year ended June 30, 1996. Such indebtedness is evidenced by a three-year promissory note dated March 8, 1996 and secured by shares of Common Stock. Interest is payable on the amount outstanding at the federal short-term rate required by Section 7872 of the Code, compounded semiannually. The largest aggregate amount of such indebtedness outstanding during the 1998 fiscal year was $94,159, and the amount of such indebtedness outstanding as of August 20, 1998 was $94,777.

2. RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected PricewaterhouseCoopers LLP ("PwC"), independent accountants, to audit the books, records, and accounts of the Corporation and its subsidiaries for the fiscal year ending June 30, 1999. This selection is being presented to the shareholders for ratification at the annual meeting.

    PwC is the successor to Price Waterhouse LLP, which audited the Corporation's books annually since 1944. PwC has offices in or convenient to the localities in the United States and foreign countries where the Corporation or its subsidiaries operate, and is considered to be well qualified. If the shareholders do not ratify the selection of PwC, the selection of independent accountants will be reconsidered by the Audit Committee of the Board of Directors.

    A representative of PwC will attend the annual meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS
PROPOSAL.

3. APPROVAL OF AMENDMENTS TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors has approved, subject to approval by the shareholders at the annual meeting, certain amendments to The Perkin-Elmer Corporation 1996 Employee Stock Purchase Plan (the "Purchase Plan") designed to encourage employee participation and reduce administrative costs under the Purchase Plan. The Board believes that these amendments will help further align the interests of employees with those of the shareholders and are thus in the best interest of the Corporation and its shareholders.

    The Board of Directors considers the Purchase Plan to be an important employee benefit and a significant vehicle for increasing employee ownership of the Common Stock. However, because the Purchase Plan currently permits only annual offerings, the Board believes that its effectiveness as an aid in recruiting and retaining employees and in increasing employee share ownership is limited. Moreover, individuals becoming employees of the Corporation after an offering date, including employees of companies acquired by the Corporation, have had to wait up to a year to participate in the Purchase Plan. Accordingly, the Board has determined that it is in the best interest of the Corporation and its shareholders to amend the Purchase Plan to permit quarterly offerings. In connection with this amendment, the Board has also determined that it is in the best interest of the Corporation and its shareholders to make certain amendments to the Purchase Plan designed to simplify its operation and thereby reduce administrative costs.

SUMMARY OF PROPOSED AMENDMENTS

    In general, the proposed amendments would (a) provide for quarterly offerings under the Purchase Plan rather than annual offerings, and (b) simplify the operation of the Purchase Plan by, among other things, (i) permitting the issuance of fractional shares and permitting the issuance of shares in book entry form to participant accounts, (ii) specifying certain time periods for participant elections, and (iii) vesting in the Management Resources Committee of the Board of Directors (the "Committee") the authority to take certain actions previously reserved for the Board.

    The Corporation is not seeking any increase in the number of shares authorized for issuance under the Purchase Plan, nor is it seeking any extension of the term of the Purchase Plan.

SUMMARY OF THE PURCHASE PLAN AS PROPOSED TO BE AMENDED

    The following is a summary of the material provisions of the Purchase Plan as proposed to be amended. This summary is qualified in its entirety by reference to the specific provisions of the Purchase Plan, the full text of which, including the proposed amendments, is attached to this Proxy Statement as Exhibit A. The proposed amendments will not be effective unless shareholder approval is obtained.

    SHARES SUBJECT TO THE PLAN; TERM. Subject to adjustment as provided below, 600,000 shares of Common Stock were authorized for issuance under the Purchase Plan, of which approximately 250,000 shares remained available for issuance as of August 20, 1998 (assuming the exercise of all outstanding options under the Purchase Plan at the initial offering price). Shares of Common Stock delivered under the Purchase Plan may be newly issued shares, treasury shares, reacquired shares, or any combination thereof. No offering may be made under the Purchase Plan after December 31, 1999. As of August 20, 1998, the fair market value of a share of Common Stock was $62.6563.

    ADMINISTRATION. The Purchase Plan is administered by the Committee. The Committee, whose members are not eligible to participate in the Purchase Plan, has the discretion to interpret the Purchase Plan and make rules and regulations relating thereto.

    PARTICIPATION. Any person who is an employee of the Corporation or of a designated majority-owned subsidiary as of the date of each offering is eligible to participate in the Purchase Plan. Directors who are not employees of the Corporation and any person who, after the grant of an option to purchase, would hold 5% or more of the Common Stock are not eligible to participate. As of August 20, 1998, approximately 5,135 domestic and non-domestic employees of the Corporation were eligible to participate in the Purchase Plan. Up to approximately 2,055 additional domestic and non-domestic employees would be eligible to participate in the Purchase Plan if the Committee were to designate all majority-owned subsidiaries of the Corporation as participating subsidiaries.

    PURCHASES UNDER THE PURCHASE PLAN. Under the proposed amendments, the Corporation would make quarterly offerings to eligible employees of options to purchase shares of Common Stock under the Purchase Plan on the first trading day of January, April, July, and October commencing in 1999. Each offering period would be for a period of three months from the date of offering, and each eligible employee as of the date of offering would be entitled to purchase shares of Common Stock at a purchase price equal to the lower of 85% of the fair market value of the Common Stock on the first day of the offering period or 85% of the fair market value of the Common Stock on the last day of the offering period. The Purchase Plan currently provides only for annual offering periods.

    In general, eligible employees who desire to participate in the Purchase Plan elect a stated whole percentage of their compensation, up to a maximum of 10%, to be credited to an account maintained by the Corporation for such employee for the purpose of purchasing Common Stock as described above. Under the proposed amendments, participant elections made after December 31, 1998 would continue in effect for subsequent offerings unless modified or rescinded by the participant. Currently, individual elections must be made for each offering under the Purchase Plan.

    Payment for shares of Common Stock purchased under the Purchase Plan is made by payroll deductions from an employee's compensation, the definition of which is proposed to be amended to mirror the definition used in the administration of certain other benefit plans of the Corporation. As is currently provided under the Purchase Plan, no participant is permitted to purchase Common Stock under the Purchase Plan and all other stock purchase plans of the Corporation and its subsidiaries at a rate that exceeds $25,000 of the fair market value of such shares (determined as of the date of grant of such right) for each calendar year during which any option granted to such individual under any such plan is outstanding at any time.

    A participating employee has none of the rights or privileges of a shareholder of the Corporation (including the right to receive dividends) until the shares purchased under the Purchase Plan are fully paid for and issued. Under the proposed amendments, the Corporation has the option to issue shares of Common Stock purchased under the Purchase Plan in book entry or certificate form. Further, under the proposed amendments, the Corporation may issue fractional shares. The Purchase Plan currently does not permit the issuance of fractional shares and therefore generally requires that participant contributions be adjusted or amounts refunded at the end of each offering period.

    WITHDRAWAL. No later than ten days prior to the end of an offering period, a participating employee would be able to (a) direct the Corporation to make no further deductions from his or her compensation or (b) cancel his or her option to purchase shares of Common Stock. No time period for such election is currently specified in the Purchase Plan. If the employee has directed that payroll deductions be discontinued, any sums deducted will be retained by the Corporation until the end of the offering period, at which time the employee will receive that number of whole and, if the proposed amendments are approved, fractional shares which can be purchased with the amount so retained. If the employee has directed that the option be canceled, the Corporation will, as soon as practicable thereafter, refund in cash, without interest, all amounts credited to such employee's account.

    TERMINATION OF EMPLOYMENT. If the employment of a participating employee is terminated within three months prior to the end of an offering period because of total and permanent disability or retirement, or at any time within an offering period because of death, the employee or his or her legal representative may either (a) cancel the option to purchase and, as soon as practicable thereafter, receive a cash refund, without interest, of all payroll deductions credited to his or her account with respect to the offering, or (b) elect to receive at the end of the offering period that number of whole and, if the proposed amendments are approved, fractional shares of Common Stock which such payroll deductions will purchase. Under the proposed amendments, for offerings after December 31, 1998, such election must be made no later than 10 days prior to the end of the applicable offering period. Currently, such election must be made within three months of the event causing the termination of employment.

    If the employment of a participating employee is terminated for any other reason, or, with respect to any offerings made under the Purchase Plan prior to January 1, 1999, if such employment is terminated more than three months prior to the end of an offering period because of total and permanent disability or retirement, the employee will receive, as soon as practicable thereafter, a cash refund, without interest, of all payroll deductions credited to his or her account with respect to the offering.

    TRANSFERABILITY. A participating employee's rights under the Purchase Plan are exercisable, during his or her lifetime, only by such employee and may not be transferred in any manner. After the death of a participating employee, his or her rights may be transferred pursuant to the laws of descent and distribution.

    TERMINATION AND AMENDMENT. The Committee would be able to terminate the Purchase Plan at any time or make any amendment or modification as it shall deem advisable. Currently, any such action would require action by the entire Board. In the event of any termination of the Purchase Plan, the date of such termination will be deemed the end of the then current offering period.

    ADJUSTMENTS. The number and class of shares available under the Purchase Plan or covered by the options to purchase shares of Common Stock granted under the Purchase Plan are subject to adjustment by the Committee in such manner as it deems appropriate in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, liquidations, or other similar events.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Corporation has been advised that under current law the federal income tax consequences to participants and the Corporation of options granted under the Purchase Plan, as proposed to be amended, would generally be as set forth in the following summary. This summary does not purport to be a complete analysis of all potential tax consequences relevant to employees and the Corporation, or to describe tax consequences based upon particular circumstances.

    It is intended that the option to purchase shares of Common Stock granted under the Purchase Plan will constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code. If such shares are issued to a participating employee upon his or her exercise of an option to purchase granted under the Purchase Plan, and if no disposition of such shares is made within two years of the date of grant of the option, or within one year after the transfer to such participating employee of such shares, or in the event of his or her death (whenever occurring) while owning such shares, then: (a) no income will be realized by the participating employee at the time of the transfer of the shares to such employee and (b) when the participating employee sells or otherwise disposes of such shares (or dies holding the shares), there will be included in his or her gross income, as compensation, an amount equal to the lesser of (i) the amount by which the fair market value of the shares on the first day of the offering period exceeds the purchase price for the shares, or (ii) the amount by which the fair market value at time of disposition or death exceeds the purchase price per share. Any further gain will be treated for tax purposes as long-term capital gain, provided that the employee holds the shares for the applicable long-term capital gain holding period after the last day of the offering period applicable to such shares.

    No deduction will be allowed to the Corporation for federal income tax purposes in connection with the grant or exercise of any option to purchase shares under the Purchase Plan if there is no disposition of the shares within either the two-year or the one-year periods referred to above. If there is a disposition of shares by a participating employee within either of these periods, such employee will realize ordinary income in the year of the disposition in an amount equal to the difference between the purchase price and the fair market value of the shares at the time of exercise of the option, and the Corporation will be entitled to a deduction in the same amount. Any difference between the amount received by an employee upon such a disposition and the fair market value of the shares at the time of exercise of the option will be capital gain or loss, as the case may be.

NEW PLAN BENEFITS

    Participation in the Purchase Plan is voluntary and dependent on each eligible employee's individual election to participate and his or her determination as to the level of payroll deductions. Accordingly, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Purchase Plan if the amendments to the Purchase Plan are approved at the annual meeting, or what benefits or amounts, if any, would have been received by or allocated to any person or group of persons for the fiscal year ended June 30, 1998 if the Purchase Plan, as proposed to be amended, had been in effect during such fiscal year.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of the holders of a majority of votes cast at the annual meeting is required for approval of the amendments to the Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS
PROPOSAL.

4. APPROVAL OF THE 1998 STOCK INCENTIVE PLAN

    The Board of Directors has adopted, subject to approval by the shareholders at the annual meeting, The Perkin-Elmer Corporation 1998 Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan is intended to continue the established policy of the Corporation of encouraging ownership of Common Stock by key personnel and of providing incentives for such persons to put forth maximum efforts for the success of the Corporation. The Board believes that the Incentive Plan will promote the long-term growth and profitability of the Corporation and is thus in the best interest of the Corporation and its shareholders.

    Stock-based incentives are an integral component of the Corporation's compensation system, and the Incentive Plan reflects the principles that underlie the Corporation's compensation policies. Specifically, the Board of Directors believes that the Incentive Plan will (a) further efforts of the Corporation to place a portion of an individual's compensation "at risk" and tied to the performance of corporate objectives, (b) further the goal of increased ownership of Common Stock by key personnel and thereby further align their interests with those of the shareholders, and (c) facilitate the structuring of appropriate and necessary incentives to attract and retain highly qualified and talented individuals.

    The Corporation currently has in effect its 1996 Stock Incentive Plan (the "1996 Plan") which does not permit the award of stock incentives after October 31, 1998, and its 1997 Stock Incentive Plan (the "1997 Plan") which does not permit the award of stock incentives after October 31, 2002. Consistent with its stated intent at the time of the adoption of these plans, the Management Resources Committee of the Board of Directors (the "Committee") has continued to grant stock options to a broader group of employees than had historically been the case under previous plans. In fiscal year 1998, stock options were granted to approximately 1,760 employees, as compared with 1,140 in fiscal year 1997 and 560 in fiscal year 1996. These broader grants were necessitated in part by the prevailing compensation practices of technology companies (particularly in the San Francisco Bay area) with whom the Corporation must compete for employees. In addition, the Corporation has experienced a greater need for stock based incentives as a result of its recent acquisitions, most notably PerSeptive Biosystems, Inc. and Molecular Informatics, Inc. which together added approximately 665 employees to the Corporation's payroll during fiscal year 1998. Consequently, as of June 30, 1998, 85,500 shares of Common Stock remained available for the grant of new awards under the 1996 Plan and 155,937 shares of Common Stock remained available for the grant of new awards under the 1997 Plan. The Corporation intends to continue to make awards under these plans until such time as no shares are available for grant under the plans or the expiration of their terms.

    The following is a summary of the material provisions of the Incentive Plan. This summary is qualified in its entirety by reference to the specific provisions of the Incentive Plan, the full text of which is attached to this Proxy Statement as Exhibit B.

SUMMARY OF THE INCENTIVE PLAN

    SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below, 2,400,000 shares of Common Stock will be available for issuance under the Incentive Plan. Shares of Common Stock delivered under the Incentive Plan may be newly issued shares, treasury shares, reacquired shares, or any combination thereof. As of August 20, 1998, the fair market value of a share of Common Stock was $62.6563.

    TYPES OF INCENTIVES. Incentives granted under the Incentive Plan may be (1) employee stock options, consisting of incentive stock options within the meaning of Section 422 of the Code and non-qualified stock options (collectively, "Employee Options"), (2) director stock options, which will be non-qualified stock options ("Director Options"), (3) shares of Common Stock, which may be subject to restrictions ("Employee Stock Awards"), (4) shares of Common Stock subject to performance goals ("Performance Shares"), or (5) director stock awards, which will be shares of Common Stock subject to certain restrictions ("Director Stock Awards").

    ELIGIBILITY. Under the terms of the Incentive Plan, all regular salaried employees (including executive officers) of the Corporation and its subsidiaries will be eligible to receive Employee Options, Employee Stock Awards, and Performance Shares (collectively, "Employee Awards"), all consultants performing significant services for the Corporation will be eligible to receive Employee Options, which shall consist solely of non-qualified stock options, and all non-employee directors of the Corporation will receive Director Options and Director Stock Awards. As of August 20, 1998, approximately 7,200 employees, consultants, and directors would have been eligible to participate in the Incentive Plan.

    ADMINISTRATION. The Incentive Plan will be administered by the Committee, all of the members of which qualify as outside directors as defined under
Section 162(m) of the Code. The Committee will determine, subject to the express provisions of the Incentive Plan, the employees and consultants to whom, and the time or times at which, awards are to be granted, as well as the terms and provisions governing each such award.

    STOCK OPTIONS--EMPLOYEE OPTIONS. The purchase price of a share of Common Stock covered by an Employee Option will be equal to 100% of the fair market value of a share of Common Stock on the date of the grant. The vesting period and all other terms and conditions of each Employee Option will be determined by the Committee, provided that the term of each Employee Option may not be more than ten years from the date of the grant.

    If the employment of an employee or the service of a consultant to whom an Employee Option has been granted is terminated (other than by reason of retirement, disability, or death), the Employee Option may be exercised (to the extent that the employee or consultant would be entitled to do so at the date of termination) for 30 days after such termination, but not after the expiration of the term of the Employee Option.

    If an employee to whom an Employee Option has been granted retires from the Corporation pursuant to any qualified pension plan provided by the Corporation, or if an employee or a consultant to whom an Employee Option has been granted becomes totally and permanently disabled, such Employee Option may be fully exercised without regard to the period of continuous employment or service at any time: (a) in the case of an incentive stock option, within three months after such retirement or disability, but not after the expiration of the term of the Employee Option; or (b) in the case of a non-qualified stock option, within one year after such retirement or disability, but not after the expiration of the term of the Employee Option.

    If an employee or consultant to whom an Employee Option has been granted dies while employed by or engaged to provide services to the Corporation, such Employee Option may be exercised to the extent that the employee or consultant was entitled to do so at the date of death by his or her executor or administrator or other person at the time entitled by law to the employee's or consultant's rights under the Employee Option, at any time within one year after his or her death, as shall be prescribed in the option agreement, but not after the expiration of the term of the Employee Option.

    STOCK OPTIONS--DIRECTOR OPTIONS. As of the date of each election or reelection to the Board of Directors of the Corporation, each non-employee director of the Corporation will be automatically granted a Director Option to purchase 1,500 shares of Common Stock, subject to adjustment as provided below, provided that non-employee directors may not receive options for more than an aggregate of 1,500 shares in any fiscal year, subject to adjustment as provided below, under the Incentive Plan, the 1997 Plan, and the 1996 Plan. The purchase price of a share of Common Stock covered by a Director Option will be 100% of the fair market value of a share of Common Stock on the date of the grant.

    The term of each Director Option will be for a period of ten years from the date of grant. Each Director Option will vest as to 750 shares of Common Stock on the date immediately preceding the first annual meeting of shareholders next following the date of grant and as to the remaining 750 shares on the date immediately preceding the second annual meeting of shareholders next following the date of grant, provided that, except as provided below, the holder thereof continues to serve as a member of the Board of Directors as of each such date.

    If a director's service as a member of the Board of Directors is terminated (other than by reason of retirement, disability, resignation with the approval of the Board, or death), the director's Director Options may be exercised (to the extent that the director would be entitled to do so at the date of termination) for 30 days after such termination, but not after the expiration of the term of the Director Options.

    If a director to whom a Director Option has been granted ceases to serve as a director as a result of (a) retiring from the Board of Directors upon normal retirement age, (b) becoming totally and permanently disabled, or (c) resigning or declining to stand for reelection with the approval of the Board of Directors, such director's Director Options may be fully exercised at any time within three years after such retirement, disability, resignation, or declining, but not after the expiration of the term of the Director Options.

    If a director to whom a Director Option has been granted dies while serving as a member of the Board of Directors, such director's Director Options may be exercised to the extent that the director was entitled to do so at the date of death by his or her executor or administrator or other person at the time entitled by law to the director's rights under the Director Options, at any time within one year after his or her death, but not after the expiration of the term of the Director Options.

    STOCK OPTIONS--GENERAL. Employee Options and Director Options (collectively, "Options") will be exercisable only by the optionee or his or her guardian or legal representative, and may not be transferred, except pursuant to a domestic relations order, provided that the Committee may, in its sole discretion, permit an optionee to transfer a non-qualified stock option to (a) a member of the optionee's immediate family, (b) a trust, the beneficiaries of which consist exclusively of members of the optionee's immediate family, or (c) a partnership, the partners of which consist exclusively of members of the optionee's immediate family. After the death of an optionee, an Option may be transferred pursuant to the laws of descent and distribution.

    It is a condition to the exercise of an Option following termination of employment or service that the optionee has not (a) rendered services or engaged directly or indirectly in any business which in the opinion of the Committee competes with or is in conflict with the interests of the Corporation or (b) violated any written agreement with the Corporation. An optionee's violation of either of these conditions will result in the forfeiture of all Options held by such optionee.

    LIMITATIONS ON THE GRANT OF OPTIONS. No one individual may be granted an Option or Options under the Incentive Plan during any fiscal year of the Corporation for an aggregate number of shares of Common Stock which exceeds 10% of the total number of shares reserved for issuance under the Incentive Plan.

    EMPLOYEE STOCK AWARDS. Employee Stock Awards may, but need not, be subject to such restrictions as the Committee may determine. Until any conditions associated with Employee Stock Awards are met, none of such shares may be sold, assigned, bequeathed, transferred, pledged, or otherwise disposed of in any way. Recipients of Employee Stock Awards will otherwise be entitled to such rights of a shareholder with respect to the shares of Common Stock subject to Employee Stock Awards as the Committee may determine, including the right to vote and receive dividends and other distributions made with respect to such Common Stock.

    In the event that a recipient of an Employee Stock Award terminates employment before any applicable restrictions have been met, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment other than for cause, the Committee may, in its sole discretion, remove restrictions on all or a portion of the Common Stock subject to the Employee Stock Award.

    LIMITATIONS ON EMPLOYEE STOCK AWARDS. Subject to adjustment as provided below, no employee may receive an Employee Stock Award representing more than 40,000 shares of Common Stock during any fiscal year of the Corporation, and the maximum number of shares of Common Stock that may be issued to all employees pursuant to Employee Stock Awards under the Incentive Plan is 80,000.

    PERFORMANCE SHARES. Awards of Performance Shares will be subject to the attainment of performance goals relating to one or more criteria within the meaning of Section 162(m) of the Code and the regulations thereunder, including, without limitation, stock price, market share, sales, earnings per share, return on equity, costs, and cash flow, as determined by the Committee from time to time. Certificates representing Performance Shares will be registered in the name of the award recipient but remain in the physical custody of the Corporation until the Committee has determined that performance goals have been attained and other stock restrictions have been satisfied. Until the Performance Shares are delivered to an award recipient, none of such shares may be sold, assigned, bequeathed, transferred, pledged, or otherwise disposed of in any way by the recipient. Recipients of Performance Shares will otherwise be entitled to such rights of a shareholder with respect to the Performance Shares as the Committee may determine, including the right to vote and receive dividends and other distributions made with respect to the Performance Shares.

    In the event that a recipient of Performance Shares terminates employment before all applicable performance goals have been attained, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment other than for cause, the Committee may, in its sole discretion, remove restrictions on all or a portion of the Performance Shares or determine the performance objectives with respect to all or a portion of the Performance Shares to have been attained, provided that the Committee may not exercise such discretion to the extent that it would cause the award of Performance Shares not to qualify as performance based compensation under Section 162(m) of the Code.

    LIMITATIONS ON PERFORMANCE SHARES. Subject to adjustment as provided below, no employee may receive Performance Shares representing more than 100,000 shares of Common Stock during any fiscal year of the Corporation, and the maximum number of shares of Common Stock that may be issued to all employees pursuant to awards of Performance Shares under the Incentive Plan is 400,000.

    DIRECTOR STOCK AWARDS. Thirty days after the date of each election or reelection to the Board of Directors, each non-employee director will automatically be granted a Director Stock Award with respect to 300 shares of Common Stock, subject to adjustment as provided below, provided that no non-employee director may receive a stock award for more than an aggregate of 300 shares in any fiscal year, subject to adjustment as provided below, under the Incentive Plan and the 1997 Plan. Non-employee directors elected to the Board other than at an annual meeting will be granted a pro rata portion of such shares. Each Director Stock Award will vest as of the date immediately preceding the date of the first annual meeting of shareholders next following the date of grant, provided that the holder thereof continues to serve as a member of the Board of Directors as of such date.

    Except as set forth below, the holder of a Director Stock Award will be entitled to all rights of a shareholder with respect to the shares of Common Stock issued pursuant to the Director Stock Award, including the right to receive dividends and to vote such shares of Common Stock, provided that stock dividends paid with respect to such shares will be restricted to the same extent as the underlying shares of Common Stock issued pursuant to the Director Stock Award. Prior to vesting, none of the shares of Common Stock issued pursuant to a Director Stock Award may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way.

    If a non-employee director to whom a Director Stock Award has been granted ceases to serve as a director as a result of (a) his or her death, (b) retiring from the Board of Directors upon reaching normal retirement age, (c) becoming totally and permanently disabled, or (d) resigning with the approval of the Board of Directors, all shares subject to such Director Stock Award will be fully vested as of the date of termination of service.

    Non-employee directors will be permitted to defer the receipt of their Director Stock Awards. Deferred awards will be credited to a bookkeeping account and will be deemed invested in Common Stock units, each unit representing one share of Common Stock. As dividends are paid on Common Stock, a corresponding number of additional units will be credited to the non-employee director's deferral account. A non-employee director who defers receipt of his or her Director Stock Award will not have any voting rights with respect to such Director Stock Award until such time as he or she receives an actual distribution of Common Stock.

    CHANGE OF CONTROL. All outstanding Options granted under the Incentive Plan will become fully and immediately exercisable, all restrictions on Employee Stock Awards and awards of Performance Shares will immediately terminate, all performance objectives applicable to awards of Performance Shares will be deemed attained, and all Director Stock Awards will become fully vested (a) in the event that a tender offer or exchange offer (other than an offer by the Corporation) for the Common Stock is made by any "person" within the meaning of
Section 14(d) of the Securities Exchange Act of 1934 and not withdrawn within a specified period after the commencement thereof or (b) in the event of a "Change in Control" (as defined in the Incentive Plan).

    TERMINATION AND AMENDMENT; NO REPRICING. No award may be made under the Incentive Plan after October 31, 2003. The Board of Directors may at any time prior to that date terminate the Incentive Plan or make any amendment or modification as it shall deem advisable, provided that amendments which would
(a) increase the aggregate number of shares which may be issued or (b) materially modify the requirements as to eligibility for participation would require shareholder approval.

    The terms of any outstanding Employee Award may be amended by the Committee at any time in its discretion in any manner it deems appropriate, including to accelerate the date of exercise of any award, terminate restrictions, or convert an incentive stock option into a non-qualified stock option, provided that no such amendment may adversely affect in any material manner any right of any recipient without his or her consent and, provided further, that the Committee may not (a) amend any previously-issued award of Performance Shares to the extent that the amendment would cause such award not to qualify as performance based compensation under Section 162(m) of the Code or (b) amend any previously-issued Employee Option to reduce the purchase price thereof whether by modification of the Employee Option or by cancellation of the Employee Option in consideration of the immediate issuance of a replacement Employee Option bearing a reduced purchase price.

    ADJUSTMENTS. The Incentive Plan provides that the number of shares available, the number of shares subject to Director Options and Director Stock Awards, the maximum number of shares that may be subject to awards to employees, and the terms of any outstanding awards under the Incentive Plan may be adjusted by the Committee in such manner as it deems appropriate in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, liquidations, or other similar events.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Corporation has been advised that under current law the federal income tax consequences to participants and the Corporation of Options granted under the Incentive Plan would generally be as set forth in the following summary. This summary does not purport to be a complete analysis of all potential tax consequences relevant to optionees and the Corporation, or to describe tax consequences based upon particular circumstances.

    An employee to whom an incentive stock option is granted will not recognize income at the time of grant or exercise of such option (except that the alternative minimum tax may apply), and no federal income tax deduction will be allowable to the Corporation upon the grant or exercise of such option. When the employee sells shares of Common Stock received upon the exercise of an incentive stock option more than one year after the date of exercise and more than two years after the date of grant of such option, the employee will normally recognize a capital gain (at the applicable rate) or loss equal to the difference, if any, between the sale price of such shares and the option exercise price. If the employee does not hold such shares for these periods, when he or she sells such shares the employee will recognize ordinary compensation income equal to the difference, if any, between the option purchase price paid and the fair market value as of the date of exercise. The balance of the gain, if any, will be capital gain taxed at the applicable capital gains rate. Subject to applicable provisions of the Code and the regulations thereunder, in the event of a disposition prior to the end of the holding periods noted above, the Corporation will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

    An employee, consultant, or director to whom a non-qualified stock option is granted will not recognize income at the time of grant of such option. When the employee, consultant, or director exercises such option, he or she will recognize ordinary compensation income equal to the difference, if any, between the option purchase price paid and the fair market value, as of the date of exercise, of the shares of Common Stock received. The tax basis of such shares will be equal to the fair market value on the date of exercise, and the employee's, consultant's, or director's holding period for such shares will commence on the day on which the employee, consultant, or director recognizes taxable income in respect of such shares. Subject to applicable provisions of the Code and the regulations thereunder, the Corporation will generally be entitled to a federal income tax deduction in respect of non-qualified stock options in an amount equal to the ordinary compensation income recognized by the employee, consultant, or director. Any compensation includable in the gross income of an employee in respect of a non-qualified option will be subject to appropriate federal employment taxes.

NEW PLAN BENEFITS

    The number of Employee Awards granted and the recipients of such awards under the Incentive Plan will be determined by the Committee in its sole discretion. Accordingly, future Employee Awards under the

Incentive Plan cannot be determined. The following table sets forth the number of Director Options and Director Stock Awards that would be granted to nominees for director elected at the annual meeting if the Incentive Plan is approved and such grants are made under the terms of the Incentive Plan. Mr. White is not eligible to receive Director Options or Director Stock Awards.

                                                                                   NUMBER OF
                                                                     NUMBER        DIRECTOR
                                                                       OF            STOCK
NAME                                                                 OPTIONS        AWARDS
-----------------------------------------------------------------  -----------  ---------------
All directors who are not executive officers.....................      10,500(1)        2,100(2)

------------------------------

(1) Each nominee for director other than Mr. White will, if elected, receive a grant of a Director Option covering 1,500 shares of Common Stock on the date of the annual meeting under the Incentive Plan to the extent options are not granted under any other stock incentive plan of the Corporation.

(2) Each nominee for director other than Mr. White will, if elected, receive a grant of a Director Stock Award with respect to 300 shares of Common Stock 30 days after the date of the annual meeting to the extent awards are not granted under any other stock incentive plan of the Corporation.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of the holders of a majority of the votes cast at the annual meeting is required for approval of the Incentive Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS
PROPOSAL.

MISCELLANEOUS MATTERS

    Management does not know of any other matter to be voted upon at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters unless otherwise instructed.

    In addition to solicitation by mail, proxies may be solicited by directors, officers, and other employees of the Corporation personally or by telephone or other means of communication without additional compensation for such services. The Corporation has retained Morrow & Co., Inc., 909 Third Avenue, New York, New York, to assist in the distribution of proxy materials and with the solicitation of proxies for a fee estimated at $6,500, plus out-of-pocket expenses. The Corporation will bear the cost of solicitation of proxies.

    The Corporation will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding proxy materials to the beneficial owners of Common Stock.

    Effective July 1, 1997, the Corporation obtained insurance policies insuring the directors and officers of the Corporation and its subsidiaries against certain liabilities they may incur in the performance of their duties and insuring the Corporation against obligations to indemnify such persons against such liabilities. Three-year policies expiring July 1, 2000 have been obtained from National Union Fire Insurance Company and Federal Insurance Company at premiums of $725,000 and $406,000, respectively. The foregoing information is provided to shareholders of the Corporation pursuant to Section 726(d) of the New York Business Corporation Law.

SUBMISSION OF SHAREHOLDER PROPOSALS; DISCRETIONARY VOTING

    Any shareholder who intends to present a proposal at the Corporation's 1999 Annual Meeting of Shareholders is advised that, in order for such proposal to be included in the Board of Directors' proxy materials for such meeting, the proposal must be directed to the Secretary of the Corporation at its principal executive offices such that it is received no later than May 12, 1999, and the proponent and the proposal must meet certain eligibility requirements of the SEC.

    The Corporation's By-laws also provide that any shareholder who intends to present a proposal at any annual or special meeting of shareholders must give advance notice of such proposal together with certain specified information. These requirements are separate and apart from and in addition to the SEC requirements noted above that a shareholder must meet in order to have a proposal included in the Corporation's proxy materials. In general, the advance notice must be given to the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the date of the meeting. Because the Corporation did not have advance notice of any shareholder proposal in accordance with these requirements, it will have discretionary authority to vote on any shareholder proposal presented at the annual meeting. Further information regarding the submission of shareholder proposals may be obtained by writing to the Secretary of the Corporation.

MULTIPLE COPIES OF ANNUAL REPORT

    The rules of the SEC require that this proxy statement be accompanied or preceded by an annual report. As a result, shareholders with multiple accounts and households with multiple shareholders may be receiving more than one copy of the annual report, which is costly to the Corporation and may be inconvenient to these shareholders. If you are the shareholder of record and you mark the appropriate box on the applicable proxy card, the Corporation will discontinue the mailing of annual reports on the accounts you select. However, at least one account at each address must continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy materials or shareholder communications. To resume mailing of an annual report to the shareholder of record, shareholders may call the Corporation's toll-free shareholder services telephone number at (800) 730-4001.

By Order of the Board of Directors,

William B. Sawch

SECRETARY

Norwalk, Connecticut

September 9, 1998

                                                                       EXHIBIT A

                          THE PERKIN-ELMER CORPORATION
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                                  (AS AMENDED)

1. PURPOSE OF THE PLAN.

    The purpose of The Perkin-Elmer Corporation 1996 Employee Stock Purchase Plan (the "Plan") is to provide an incentive for Eligible Employees to continue to devote their best efforts to the success of the Corporation, and to afford such employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Corporation through ownership of its Common Stock acquired in a convenient fashion.

2. DEFINITIONS.

    As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

    2.1 "ACT" means the Securities Exchange Act of 1934, as amended from time to time.

    2.2 "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

    2.3 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    2.4 "COMMITTEE" means the Management Resources Committee of the Board of Directors, or any successor thereto or committee designated thereby.

    2.5 "COMMON STOCK" means the common stock, par value $1.00 per share, of the Corporation.

    2.6 "COMPENSATION" means the regular basic wage or salary, including commissions, paid to an Eligible Employee by the Corporation and any amount which is contributed by the Corporation pursuant to a salary reduction agreement and which is not includable in the gross income of the Eligible Employee under Sections 125 and 402(g) of the Code or because it is made to a deferred compensation plan sponsored by the Corporation. Bonus, payment for overtime, or other special payments shall not be considered as part of Compensation.

    2.7 "CORPORATION" means The Perkin-Elmer Corporation and such of its Subsidiaries existing as of the effective date of the Plan or thereafter acquired as may be designated from time to time by the Committee.

    2.8 "DATE OF OFFERING" means, with respect to any offering made under the Plan prior to January 1, 1999, the date within the first fifteen (15) days of January of each year of the Plan as specified by the Committee for any offering made under the Plan, and with respect to any offering made under the Plan from and after January 1, 1999, the first date in the applicable Purchase Period on which sales of Common Stock are made on a national securities exchange unless another date is specified by the Committee.

    2.9 "ELIGIBLE EMPLOYEE" means any person who is an employee of the Corporation on a Date of Offering during the term of the Plan. Directors of the Corporation who are not officers and any employee who, immediately after the grant of an option hereunder, would own (within the meaning of Section 424(d) of the Code) Common Stock (including stock which such employee may purchase under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Corporation or of a Subsidiary, shall be ineligible to participate in the Plan.

    2.10 "FAIR MARKET VALUE" means the simple average of the high and low sales prices of a share of Common Stock as reported in the report of composite transactions (or other source designated by the

Committee) on the date on which fair market value is to be determined (or if there shall be no trading on such date, then on the first previous date on which sales were made on a national securities exchange).

    2.11 "OFFERING PRICE" means the lower of (a) 85% of the Fair Market Value of a share of Common Stock on the applicable Date of Offering, and (b) 85% of the Fair Market Value of a share of Common Stock on the last day of the applicable Purchase Period on which sales of Common Stock are made on a national securities exchange unless another date is specified by the Committee.

    2.12 "PARTICIPATING EMPLOYEE" means an Eligible Employee who has accepted all or any part of an option to purchase shares of Common Stock under an offering pursuant to Section 7 hereof.

    2.13 "PURCHASE PERIOD" means, with respect to any offering made under the Plan prior to January 1, 1999, a period of one (1) year commencing on the Date of Offering and, with respect to any offering made under the Plan from and after January 1, 1999, each period of three calendar months commencing on January 1, April 1, July 1, and October 1.

    2.14 "SUBSIDIARY" means any corporation in respect of which the Corporation owns, directly or indirectly, more than 50% of the total combined voting power of all classes of stock issued by such corporation.

3. SHARES RESERVED FOR THE PLAN.

    The aggregate number of shares of Common Stock available for issuance under the Plan is Six Hundred Thousand (600,000), subject to adjustment in accordance with Section 16 hereof. Shares of Common Stock issued under the Plan shall be authorized but unissued shares. In lieu of such unissued shares, the Corporation may, in its discretion, deliver treasury shares, reacquired shares, or shares acquired in the market for purposes of the Plan.

    If any option granted under the Plan shall for any reason terminate, be canceled, or expire without having been exercised, shares of Common Stock not issued under such option shall be available again for issuance under the Plan.

4. ADMINISTRATION OF THE PLAN.

    The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan. The Committee shall also have plenary authority in its discretion to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make any and all other determinations and take any and all actions deemed necessary or advisable for the administration of the Plan. The Committee's determination on the foregoing matters shall be conclusive and binding on all persons having an interest in the Plan.

5. OFFERINGS.

    Subject to the terms and conditions of the Plan, the Corporation may make offerings to Eligible Employees to purchase shares of Common Stock under the Plan during each of the three calendar years commencing January 1, 1997.

6. AMOUNT OF COMMON STOCK EACH ELIGIBLE EMPLOYEE MAY PURCHASE.

    6.1 AMOUNT OF PURCHASE. Subject to the terms of the Plan, and as to each offering made hereunder, each Eligible Employee shall be offered an option to purchase that number of whole and fractional shares of Common Stock equal to (a) the total amount accumulated in such Eligible Employee's account established pursuant to Section 8 hereof with respect to such offering as of the last day of the applicable Purchase Period divided by (b) the Offering Price.

    6.2 LIMITATIONS ON PURCHASES. No Eligible Employee shall be granted an option to purchase shares of Common Stock under all employee stock purchase plans (to which Section 423 of the Code is applicable) of the Corporation and its subsidiaries at a rate which exceeds $25,000 of the Fair Market Value of the Common Stock (determined as of the date of grant of such option) for each calendar year during which any option granted to such individual under any such plan is outstanding at any time.

7. METHOD OF PARTICIPATION.

    7.1 NOTICE OF OFFERING. The Committee shall give notice to each Eligible Employee of each offering under the Plan and the terms and conditions of such offering.

    7.2 ELECTION BY ELIGIBLE EMPLOYEES. Each Eligible Employee who desires to accept all or any part of the option to purchase shares of Common Stock under an offering shall signify his or her election to do so in the form and manner prescribed by the Committee. Each such Eligible Employee shall also authorize the Corporation to make payroll deductions in accordance with Section 8 hereof to cover the aggregate purchase price of those shares in respect of which he or she has elected to accept an option. Prior to January 1, 1999, such election and authorization shall continue in effect unless and until such Eligible Employee withdraws from the Plan or terminates employment with the Corporation, as hereinafter provided. From and after January 1, 1999, such election and authorization shall continue in effect for each subsequent offering unless at least ten (10) days prior to the first day of the next succeeding Purchase Period the Eligible Employee withdraws from the Plan or terminates employment with the Corporation, as hereinafter provided, or elects a different rate of payroll deductions in the form and manner prescribed by the Committee.

8. PAYROLL DEDUCTIONS.

    8.1 PAYROLL DEDUCTIONS. Each Participating Employee shall authorize the Corporation, in the form and manner prescribed by the Committee, to make payroll deductions equal to any whole percentage of such Eligible Employee's Compensation up to a maximum of 10% to cover the aggregate purchase price of those shares in respect of which he or she has elected to accept an option. Payroll deductions shall be deducted from such Participating Employee's compensation through regular payroll deductions, and shall commence as soon as practicable following the applicable Date of Offering and shall continue for the duration of the Purchase Period. A separate bookkeeping account shall be maintained by the Corporation for each Participating Employee, and the amount of each Participating Employee's payroll deductions shall be credited to such account.

    8.2 CONFLICTS WITH LAW. If any law, rule, or regulation applicable to any Eligible Employee prohibits the use of payroll deductions for purposes of the Plan, or if such deductions impair or hinder the operation of the Plan, an alternative method of payment approved by the Committee may be substituted for such Eligible Employee.

9. EXERCISE OF OPTION AND PURCHASE OF SHARES.

    9.1 EXERCISE OF OPTION. Unless a Participating Employee has subsequently withdrawn from the offering pursuant to Section 12 hereof, such Participating Employee's option shall be deemed to have been automatically exercised as of the last day of the applicable Purchase Period and become on such date an irrevocable obligation to purchase shares of Common Stock in accordance with the provisions of the Plan. The number of whole and fractional shares of Common Stock so purchased by each such Participating Employee shall be determined by dividing (a) the amount accumulated in such Participating Employee's account by payroll deductions with respect to the offering by (b) the Offering Price.

    9.2 OVERSUBSCRIPTION. In the event that, with respect to any offering hereunder, Participating Employees become entitled to purchase more shares of Common Stock than the number of shares of Common Stock then available for issuance under the Plan, the aggregate number of shares of Common Stock then available shall be apportioned among Participating Employees on a pro rata basis in accordance with the number of shares of Common Stock actually subscribed for by each such Participating Employee, except that subscriptions to purchase one share shall, to the extent possible, be honored in full.

10. ISSUANCE OF SHARES.

    All full and fractional shares of Common Stock purchased by a Participating Employee under the Plan shall be issued in book entry form and credited to an account established in such Participating Employee's name at a stock brokerage or other financial services company designated by the Committee. Alternatively, the Committee may, in its sole discretion, cause the Corporation to issue a certificate to a Participating Employee for the number of whole shares of Common Stock purchased by such Participating Employee. In such event, the Corporation shall pay to such Participating Employee an amount in cash equal to any fractional share multiplied by the Fair Market Value of a share of Common Stock on the date as of which the payment is made.

11. RIGHTS AS A SHAREHOLDER.

    No Participating Employee shall be entitled to any rights or privileges of a shareholder of the Corporation, including the right to receive any dividends which may be declared on shares of Common Stock, until such time as the full purchase price of such Participating Employee's shares has been paid and shares have been issued to or for the account of such Participating Employee in accordance with Section 10 hereof.

12. WITHDRAWALS.

    12.1 RIGHT TO WITHDRAWAL. No later than ten (10) days prior to the end of the Purchase Period with respect to any offering, a Participating Employee may, by filing an appropriate notice with the Committee, direct the Corporation to
(a) make no further deductions from his or her Compensation with respect to such offering, or (b) cancel his or her entire option under such offering. Such notice shall be irrevocable. As soon as practicable following receipt of such notice, the Corporation shall cease all payroll deductions with respect to such offering by such Participating Employee. If the employee has directed that payroll deductions be discontinued, any sums theretofore deducted in respect of the offering shall, subject to the provisions of Section 13 hereof, be retained by the Corporation until the end of the applicable Purchase Period, at which time there shall be issued to or for the account of the employee that number of whole and fractional shares which can be purchased with the sum deducted. If the employee has directed that his or her option be canceled, the Corporation shall, as soon as practicable following receipt of such notice, refund in cash, without interest, all amounts credited to the account of such employee with respect to the applicable offering.

    12.2  WAIVER OF WITHDRAWAL RIGHT. Notwithstanding the provisions of Section
12.1 above, a Participating Employee may, at any time prior to the expiration of any Purchase Period, irrevocably elect to waive both the right to direct the Corporation to make no further deductions from such Participating Employee's Compensation with respect to any option granted hereunder and the right to cancel the entire option, which election shall be made by the filing of an appropriate notice to such effect with the Committee. Upon the filing of such a notice, such Participating Employee shall be irrevocably obligated to purchase all of the shares of Common Stock covered by the option to which such notice relates.

13. TERMINATION OF EMPLOYMENT.

    13.1 DEATH, DISABILITY, OR RETIREMENT. In the event that the employment of a Participating Employee is terminated within three (3) months prior to the end of a Purchase Period because of total and permanent disability or retirement, or at any time within a Purchase Period because of death, such Participating Employee or his or her legal representative, as applicable, may either:

        (a) cancel his or her entire option with respect to such offering, in which event the Corporation shall, as soon as practicable thereafter, refund in cash, without interest, all amounts credited to such Participating Employee's account with respect to such offering; or

        (b) elect to receive at the conclusion of the applicable Purchase Period that number of whole and fractional shares of Common Stock which such Participating Employee's payroll deductions actually made are sufficient to purchase.

    13.2 ELECTION. The election of a Participating Employee or his or her legal representative, as applicable, pursuant to Section 13.1 above, shall be made (a) in the event of any offering made under the Plan prior to January 1, 1999, within three (3) months of the event causing the termination of employment and
(b) in the event of any offering made under the Plan from and after January 1, 1999, not later than ten (10) days prior to the end of the applicable Purchase Period. Notification of the election shall be filed in the form and manner prescribed by the Committee and, in the event that no notification has been filed within the prescribed period, the Corporation shall act in accordance with
Section 13.1(a) above.

    13.3 OTHER TERMINATION OF EMPLOYMENT. In the event that the employment of a Participating Employee is terminated for any reason other than those specified in Section 13.1 above, or, with respect to any offering made under the Plan prior to January 1, 1999, if such employment is terminated more than three (3) months prior to the end of a Purchase Period because of total and permanent disability or retirement, the Corporation shall, as soon as practicable thereafter, refund in cash, without interest, all amounts credited to such Participating Employee's accounts under all applicable offerings under the Plan.

    13.4 TEMPORARY ABSENCE. In the event that the payroll deductions of a Participating Employee are temporarily discontinued because of leave of absence, temporary disability, or other similar reasons, then the number of shares of Common Stock subject to purchase by such Participating Employee in any offering shall be automatically reduced to that number of whole and fractional shares which his or her aggregate payroll deductions actually made within the Purchase Period are sufficient to purchase. Notwithstanding the foregoing, such Participating Employee may make arrangements to pay to the Corporation an amount equal to the amount which was not subject to payroll deductions by reason of the temporary discontinuance thereof, and, in that event, such Participating Employee shall then be entitled to purchase the total number of shares of Common Stock for which he or she has accepted an option provided that full payment for all such shares is made not later than the last day of the applicable Purchase Period.

14. RIGHTS NOT TRANSFERABLE.

    A Participating Employee's rights under the Plan are exercisable, during his or her lifetime, only by such Participating Employee and may not be sold, pledged, assigned, or transferred in any manner. Any attempt to sell, pledge, assign, or transfer such rights shall be void and unenforceable against the Corporation or any affiliate. After the death of a Participating Employee, such Participating Employee's rights may be transferred pursuant to the laws of descent and distribution.

15. NO RIGHT TO CONTINUED EMPLOYMENT.

    Nothing contained in the Plan shall confer upon any employee the right to continue in the employ of the Corporation or any Subsidiary or interfere with the right of the Corporation or such Subsidiary to terminate such employee's employment at any time.

16. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

    Notwithstanding any other provision of the Plan, in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, corporate separations or divisions (including, but not limited to, split-ups, split-offs, or spin-offs), reorganizations (including, but not limited to, mergers or consolidations), liquidations, or other similar events, the aggregate number and class of shares available under the Plan and the number and class of shares under option but not yet issued under the Plan shall be adjusted in such manner as the Committee in its discretion deems appropriate.

17. TERMINATION AND AMENDMENT OF THE PLAN.

    The Committee may terminate the Plan at any time or make such modification or amendment to the Plan as it shall deem advisable. Upon termination of the Plan, shares of Common Stock shall be issued to Participating Employees as if the end of the applicable Purchase Period were the date of termination of the Plan.

18. GOVERNMENTAL REGULATIONS AND LISTING.

    All rights granted or to be granted to Eligible Employees under the Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for the Plan, including, without limitation, there being a current registration statement of the Corporation covering the offer of shares of Common Stock purchasable under the options on the last day of the Purchase Period applicable to such options, and if a registration statement shall not then be effective, the term of such options and the Purchase Period shall be extended until the first business day after the effective date of such registration statement, or post-effective amendment thereto. In addition, all rights are subject to the due listing of such shares of Common Stock on any securities exchange on which the Common Stock is then listed.

    Notwithstanding any other provision of the Plan, the Plan is intended to comply with all applicable provisions of Section 423 of the Code. To the extent that any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed automatically amended to the extent necessary to effect compliance with Section 423, provided that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Each option granted to an Eligible Employee under the Plan shall be deemed issued subject to the foregoing qualification.

19. AWARDS IN FOREIGN COUNTRIES.

    The Committee shall have the authority and discretion to adopt such modifications, procedures, and subplans as it shall deem necessary or desirable to comply with the provisions of the laws of foreign countries in which the Corporation may operate in order to assure the viability of the benefits of the options made to individuals employed in such countries and to meet the objectives of the Plan.

20. GOVERNING LAW.

    Except where, and to the extent, offers of options under the Plan to foreign employees are subject to foreign laws, the Plan shall be construed, regulated, and administered under the internal laws of the State of Connecticut.

21. SHAREHOLDER APPROVAL.

    The Plan as amended shall not become effective unless and until it has been approved, in the manner prescribed by law, by the shareholders of the Corporation.

                                                                       EXHIBIT B

                          THE PERKIN-ELMER CORPORATION
                           1998 STOCK INCENTIVE PLAN

1. PURPOSE OF THE PLAN.

    The purpose of The Perkin-Elmer Corporation 1998 Stock Incentive Plan (the "Plan") is to increase shareholder value and to advance the interests of The Perkin-Elmer Corporation and its subsidiaries (collectively, the "Corporation") by providing financial incentives designed to attract, retain, and motivate employees, officers, consultants, and directors of the Corporation. The Plan continues the established policy of the Corporation of encouraging ownership of its Common Stock by key personnel and of providing incentives for such individuals to put forth maximum efforts for the success of the Corporation.

2. DEFINITIONS.

    As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

    2.1 "ACT" means the Securities Exchange Act of 1934, as amended from time to time.

    2.2 "AGREEMENT" means the written agreement between the Corporation and an Optionee or Award Recipient, as the case may be, evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

    2.3 "AWARD" means a Stock Award or Performance Share Award.

    2.4 "AWARD RECIPIENT" means an individual to whom an Award has been granted under the Plan.

    2.5 "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

    2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    2.7 "COMMITTEE" means the Management Resources Committee of the Board of Directors, or any successor thereto or committee designated thereby whose members qualify as outside directors as defined in Section 162(m) of the Code and the Treasury Regulations issued pursuant thereto.

    2.8 "COMMON STOCK" means the common stock, par value $1.00 per share, of the Corporation.

    2.9 "COMMON STOCK UNIT" means the bookkeeping entry representing the equivalent of one share of Common Stock.

    2.10 "CONTINUOUS SERVICE" means an uninterrupted chain of continuous regular employment by the Corporation or an uninterrupted chain of continuous performance of significant services for the Corporation by a consultant. A leave of absence granted in accordance with the Corporation's usual procedures which does not operate to interrupt continuous employment or continuous performance of significant services for other benefits granted by the Corporation shall not be considered a termination of employment nor an interruption of Continuous Service hereunder, and an employee or consultant who is granted such a leave of absence shall be considered to be continuously employed or continuously performing significant services during the period of such leave; provided, however, that if regulations under the Code or an amendment to the Code shall establish a more restrictive definition of a leave of absence, such definition shall be substituted herein.

    2.11 "DEFERRAL ACCOUNT" means the bookkeeping account established for the deferral of a Director Stock Award by a Non-Employee Director pursuant to
Section 11.7 hereof.

    2.12 "DIRECTOR AWARD" means a Director Stock Award or Director Option.

    2.13 "DIRECTOR OPTION" means an Option granted pursuant to Section 7 hereof.

    2.14 "DIRECTOR STOCK AWARD" means an award of shares of Common Stock granted pursuant to Section 11 hereof.

    2.15 "EMPLOYEE AWARD" means an Employee Stock Award or Performance Share Award.

    2.16 "EMPLOYEE OPTION" means an Option granted pursuant to Section 6 hereof.

    2.17 "EMPLOYEE STOCK AWARD" means an award of shares of Common Stock granted pursuant to Section 9 hereof.

    2.18 "FAIR MARKET VALUE" means the simple average of the high and low sales prices of a share of Common Stock as reported in the report of composite transactions (or other source designated by the Committee) on the date on which fair market value is to be determined (or if there shall be no trading on such date, then on the first previous date on which sales were made on a national securities exchange).

    2.19 "INCENTIVE STOCK OPTIONS" means those Options granted hereunder to employees as incentive stock options as defined in, and which by their terms comply with the requirements for such Options set out in, Section 422 of the Code and the Treasury Regulations issued pursuant thereto.

    2.20 "NON-EMPLOYEE DIRECTOR" means a member of the Board of Directors who is not an employee or officer of the Corporation.

    2.21 "NON-QUALIFIED STOCK OPTIONS" means those Options granted hereunder which are not intended to qualify as Incentive Stock Options.

    2.22 "OPTION" means an Employee Option or Director Option.

    2.23 "OPTIONEE" means an individual to whom an Option has been granted under the Plan.

    2.24 "PERFORMANCE SHARE AWARD" means an award of Performance Shares granted pursuant to Section 10 hereof.

    2.25 "PERFORMANCE SHARES" means shares of Common Stock covered by a Performance Share Award.

    2.26 "STOCK AWARD" means an Employee Stock Award or Director Stock Award.

    2.27 "STOCK RESTRICTIONS" mean the restrictions, including performance goals, placed on a Stock Award or Performance Share Award under the Plan.

    2.28 "TEN PERCENT SHAREHOLDER" means an individual who owns, within the meaning of Section 422(b)(6) of the Code and the Treasury Regulations issued pursuant thereto, stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Corporation.

3. SHARES RESERVED FOR THE PLAN.

    The aggregate number of shares of Common Stock available for Options and Awards under the Plan is Two Million Four Hundred Thousand (2,400,000), subject to adjustment in accordance with Section 16. Shares of Common Stock issued under the Plan shall be authorized but unissued shares. In lieu of such unissued shares, the Corporation may, in its discretion, transfer on the exercise of Options or the delivery of shares of Common Stock issued pursuant to Awards treasury shares, reacquired shares, or shares acquired in the market for purposes of the Plan.

    If any Options or Awards granted under the Plan shall for any reason terminate, be canceled, or expire without having been exercised or vested in full, shares of Common Stock not issued or vested in full under such Options or Awards shall be available again for issuance under the Plan.

4. ADMINISTRATION OF THE PLAN.

    The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan, including, without limitation, the authority to determine the individuals to whom, and the time or times at which, Employee Options and Employee Awards shall be granted, the number of shares of Common Stock to be covered by each Employee Option and Employee Award, and the terms and conditions of each Employee Option and Employee Award. The Committee shall also have plenary authority in its discretion to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms (which need not be identical) of Agreements executed and delivered under the Plan, including, without limitation, such terms and provisions as shall be requisite in the judgment of the Committee to conform to any change in any law or regulation applicable thereto; and to make any and all other determinations and take any and all actions deemed necessary or advisable for the administration of the Plan. The Committee's determination on the foregoing matters shall be conclusive and binding on all persons having an interest in the Plan.

5. ELIGIBLE EMPLOYEES AND CONSULTANTS; FACTORS TO BE CONSIDERED IN GRANTING EMPLOYEE OPTIONS AND EMPLOYEE AWARDS.

    Subject to the terms of the Plan, an Employee Option may be granted to any person who, at the time the Employee Option is granted, is a regular full-time employee (which term shall include officers and directors) of the Corporation or a consultant performing significant services for the Corporation. Employee Awards may be granted to any person who, at the time the Employee Award is granted, is a regular full-time employee (which term shall include officers and directors) of the Corporation. Non-Employee Directors shall not be eligible to receive Employee Options or Employee Awards. In determining the employees and consultants to whom Employee Options or Employee Awards shall be granted, the number of shares of Common Stock to be covered by each Employee Option or Employee Award, and the terms and conditions of each Employee Option and Employee Award, the Committee shall take into account the duties and responsibilities of the respective employees and consultants, their present and potential contributions to the success of the Corporation, and such other factors as they shall deem relevant in connection with accomplishing the purposes of the Plan. An employee or consultant who has been granted an Employee Option or Employee Award may be granted and hold additional Employee Options or Employee Awards if the Committee shall so determine.

6. EMPLOYEE OPTIONS.

    6.1 GRANT OF EMPLOYEE OPTIONS. Subject to the terms of the Plan, the Committee may grant Employee Options to such employees and consultants at such time or times and in such amounts as it shall determine. Each Employee Option granted hereunder shall be designated as an Incentive Stock Option or Non-Qualified Stock Option and shall be evidenced by an Agreement containing such terms and conditions consistent with the Plan as the Committee shall determine; provided, however, that Incentive Stock Options shall be granted only to employees of the Corporation.

    6.2 PURCHASE PRICE. The purchase price of each share of Common Stock covered by an Employee Option shall be 100% (or 110% in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) of the Fair Market Value of a share of Common Stock on the date the Employee Option is granted.

    6.3 TERM. The term of each Employee Option shall be for such period as the Committee shall determine, but not more than ten (10) years (or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) from the date of grant thereof, and shall be subject to earlier termination as hereinafter provided. If the original term of any Employee Option is less than ten (10) years (or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) from the date of grant, the Employee Option prior to its expiration may be amended, with the approval of the Committee and the employee or consultant, as the case may be, to extend the term so that the term as amended is not more than ten (10) years (or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) from the original date of grant of such Employee Option.

    6.4 VESTING. An Employee Option shall be exercisable at such time or times and in such manner and number of shares as the Committee shall determine. If no exercise schedule is specified, an Employee Option shall be exercisable as to one-half of the total number of shares covered by the Employee Option on or after the date on which the Optionee shall have completed one (1) year of Continuous Service following the date of grant of the Employee Option and as to the remaining one-half of the total number of shares covered by the Employee Option on or after the date on which the Optionee shall have completed two (2) years of Continuous Service following the date of grant of the Employee Option. Except as provided in the Plan, no Employee Option may be exercised at any time unless the holder thereof is then a regular employee of the Corporation or a consultant performing significant services for the Corporation. Employee Options granted under the Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of the Corporation or a consultant performing significant services for the Corporation.

    6.5 TERMINATION OF EMPLOYMENT OR SERVICES. In the event that the employment of an employee to whom an Employee Option has been granted under the Plan shall be terminated or the services of a consultant to whom an Employee Option has been granted under the Plan shall be terminated (other than by reason of retirement, disability, or death) such Employee Option may, subject to the provisions of the Plan, be exercised, to the extent that the employee or consultant was entitled to do so at the date of termination of his or her employment or services, at any time within thirty (30) days after such termination, but in no event after the expiration of the term of the Employee Option.

    6.6 RETIREMENT OR DISABILITY. If an employee to whom an Employee Option has been granted under the Plan shall retire from the Corporation pursuant to any qualified pension plan provided by the Corporation, or if an employee or consultant to whom an Employee Option has been granted becomes totally and permanently disabled, such Employee Option may be exercised, notwithstanding the provisions of Section 6.4, in full without regard to the period of Continuous Service after the Employee Option was granted at any time (a) in the case of an Incentive Stock Option within three (3) months after such retirement or disability, but in no event after the expiration of the term of the Employee Option, or (b) in the case of a Non-Qualified Stock Option within one (1) year after such retirement or disability, but in no event after the expiration of the term of the Employee Option.

    6.7 DEATH. If an employee or consultant to whom an Employee Option has been granted under the Plan shall die while employed by the Corporation or engaged to perform services for the Corporation, such Employee Option may be exercised to the extent that the employee or consultant was entitled to do so at the date of his or her death, by his or her executor or administrator or other person at the time entitled by law to the employee's or consultant's rights under the Employee Option, at any time within such period, not exceeding one (1) year after his or her death, as shall be prescribed in the Agreement, but in no event after the expiration of the term of the Employee Option.

7. DIRECTOR OPTIONS.

    7.1 GRANT OF DIRECTOR OPTIONS. As of the date of each election or reelection to the Board of Directors, each Non-Employee Director shall automatically be granted a Director Option to purchase 1,500 shares of Common Stock, subject to adjustment in accordance with Section 16; provided, however, that Director Options granted to a Non-Employee Director hereunder and under The Perkin-Elmer Corporation 1996 Stock Incentive Plan and The Perkin-Elmer Corporation 1997 Stock Incentive Plan shall not exceed in the aggregate options to purchase 1,500 shares of Common Stock in any fiscal year of the Corporation, subject to adjustment as provided above. All Director Options shall be designated as Non-Qualified Stock Options and shall be evidenced by an Agreement containing such terms and conditions consistent with the Plan as the Committee shall determine.

    7.2 PURCHASE PRICE. The purchase price of each share of Common Stock covered by a Director Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Director Option is granted.

    7.3  TERM.  The term of each Director Option shall be for a period of ten
(10) years from the date of grant thereof and shall be subject to earlier termination as hereinafter provided.

    7.4 VESTING. Each Director Option shall be exercisable as to one-half of the total number of shares covered by the Director Option as of the date immediately preceding the date of the first annual meeting of shareholders next following the date of grant and as to the remaining one-half of the total number of shares covered by the Director Option as of the date immediately preceding the date of the second annual meeting of shareholders next following the date of grant; provided, however, that, except as provided in the Plan, the holder thereof continues to serve as a member of the Board of Directors as of each such date.

    7.5 TERMINATION OF SERVICE. In the event that a Non-Employee Director's service as a member of the Board of Directors shall be terminated (other than pursuant to Section 7.6 or 7.7) any Director Option granted to such Non-Employee Director may, subject to the provisions of the Plan, be exercised, to the extent that the Non-Employee Director was entitled to do so at the date of termination of his or her service as a member of the Board of Directors, at any time within thirty (30) days after such termination, but in no event after the expiration of the term of the Director Option.

    7.6 RETIREMENT OR DISABILITY. If a Non-Employee Director to whom a Director Option has been granted under the Plan shall cease to serve as a director as a result of (a) retiring from the Board of Directors upon reaching normal retirement age, (b) becoming totally and permanently disabled, or (c) resigning or declining to stand for reelection with the approval of the Board of Directors, such Director Option may be exercised, notwithstanding the provisions of Section 7.4, in full within three (3) years after such retirement, disability, resignation, or declining, but in no event after the expiration of the term of the Director Option.

    7.7 DEATH. If a Non-Employee Director to whom a Director Option has been granted under the Plan shall die while serving as a member of the Board of Directors, such Director Option may be exercised to the extent that the Non-Employee Director was entitled to do so at the date of his or her death, by his or her executor or administrator or other person at the time entitled by law to the Non-Employee Director's rights under the Director Option, at any time within one (1) year after his or her death, but in no event after the expiration of the term of the Director Option.

8. TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS.

    8.1 TRANSFERABILITY. During the lifetime of an Optionee, an Option shall not be transferable, except pursuant to a domestic relations order; provided, however, that the Committee may, in its sole discretion, permit an Optionee to transfer a Non-Qualified Stock Option to (i) a member of the Optionee's immediate family, (ii) a trust, the beneficiaries of which consist exclusively of members of the Optionee's immediate family, or (iii) a partnership, the partners of which consist exclusively of members of the Optionee's immediate family. After the death of an Optionee, an Option may be transferred pursuant to the laws of descent and distribution.

    8.2 METHOD OF EXERCISE. An Option may be exercised by giving written notice to the Corporation specifying the number of shares of Common Stock to be purchased; provided that, except as otherwise provided by the Committee, an Option may not be exercised as to fewer than 50 shares, or the remaining shares covered by the Option if fewer than 50, at any one time. No Option may be exercised with respect to a fractional share. The purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise at the election of the holder of an Option (a) in cash or currency of the United

States of America, (b) by tendering to the Corporation shares of Common Stock owned by such holder for at least six (6) months having a Fair Market Value equal to the cash exercise price applicable to the purchase price of the shares as to which the Option is being exercised, (c) by making an election to have shares of Common Stock underlying the Option withheld by the Corporation (provided that the Option has been held for at least six (6) months), with such shares having a Fair Market Value equal to the cash exercise price applicable to the purchase price of the shares as to which the Option is being exercised, (d) a combination of cash, previously owned shares of Common Stock, and/or share withholding, with any shares of Common Stock valued at Fair Market Value, or (e) by payment of such other consideration as the Committee shall from time to time determine. For purposes of the immediately preceding sentence, Fair Market Value shall be determined as of the business day immediately preceding the day on which the Option is exercised. Notwithstanding the foregoing, the Committee shall have the right to modify, amend, or cancel the provisions of clauses (b),
(c), and (d) above at any time upon prior notice to the holders of Options.

    8.3 SHAREHOLDER RIGHTS. An Optionee shall have none of the rights of a shareholder with respect to the shares subject to an Option until such shares have been registered upon the exercise of the Option on the transfer books of the Corporation in the name of such Optionee and then only to the extent that any restrictions imposed thereon by the Committee shall have lapsed.

    8.4 NO LOANS. Neither the Corporation, any company with which it is affiliated, nor any of their respective subsidiaries may directly or indirectly lend money to any person for the purpose of assisting such person in acquiring or carrying shares of Common Stock issued upon the exercise of an Option.

    8.5 CONDITIONS PRECEDENT TO EXERCISE. Notwithstanding any other provision of the Plan, but subject to the provisions of Section 12, the exercise of an Option following termination of employment or service shall be subject to the satisfaction of the conditions precedent that the Optionee has not (a) rendered services or engaged directly or indirectly in any business which in the opinion of the Committee competes with or is in conflict with the interests of the Corporation; provided, however, that the ownership by an Optionee of 5% or less of any class of securities of a publicly traded company shall not be deemed to violate this clause, or (b) violated any written agreement with the Corporation, including, without limitation, any confidentiality agreement. An Optionee's violation of clause (a) or (b) of the preceding sentence shall result in the immediate forfeiture of any Options held by such Optionee.

    8.6 LIMITATIONS ON THE GRANT OF OPTIONS. No one individual may be granted an Option or Options under the Plan during any fiscal year of the Corporation for an aggregate number of shares of Common Stock which exceeds 10% of the total number of shares reserved for issuance under the Plan. The aggregate Fair Market Value of the Common Stock (determined as of the date the Option is granted) with respect to which Incentive Stock Options granted under the Plan and all other stock option plans of the Corporation (or any parent or subsidiary of the Corporation) are exercisable for the first time by any specific individual during any calendar year shall not exceed $100,000. No Incentive Stock Option may be granted hereunder to an individual who immediately after such Option is granted is a Ten Percent Shareholder unless (a) the Option price is at least 110% of the fair market value of such stock on the date of grant and (b) the Option may not be exercised more than five (5) years after the date of grant.

9. EMPLOYEE STOCK AWARDS.

    9.1 GRANT OF EMPLOYEE STOCK AWARDS. Subject to the terms of the Plan, the Committee may grant Employee Stock Awards to such employees at such time or times and in such amounts as it shall determine. Shares of Common Stock issued pursuant to Employee Stock Awards may, but need not, be subject to such restrictions as may be established by the Committee at the time of the grant and reflected in an Agreement.

    9.2 RESTRICTIONS ON EMPLOYEE STOCK AWARDS. Except as provided in the Plan, any shares of Common Stock subject to an Employee Stock Award with respect to which Stock Restrictions have not been satisfied shall be forfeited and all rights of the employee to such Employee Stock Award shall terminate without any payment of consideration by the Corporation. Except as set forth in Section 9.5, a recipient of an Employee Stock Award subject to Stock Restrictions shall forfeit such award in the event of the termination of his or her employment during the period the shares are subject to Stock Restrictions.

    9.3 SHAREHOLDER RIGHTS. The recipient of an Employee Stock Award shall be entitled to such rights of a shareholder with respect to the shares of Common Stock issued pursuant to such Employee Stock Award as the Committee shall determine, including the right to vote such shares of Common Stock, except that cash and stock dividends with respect to such shares may, at the discretion of the Committee, be either paid currently or withheld by the Corporation for the Award Recipient's account, and interest may be accrued on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee.

    The Committee, in its discretion, may cause a legend or legends to be placed on any certificate representing shares issued pursuant to Employee Stock Awards, which legend or legends shall make appropriate reference to the Stock Restrictions imposed thereon. The Committee may also in its discretion require that certificates representing shares issued pursuant to Employee Stock Awards remain in the physical custody of the Corporation or an escrow holder until any or all of the Stock Restrictions imposed under the Plan have lapsed.

    9.4 NON-TRANSFERABILITY. Prior to the time Stock Restrictions lapse, none of the shares of Common Stock issued pursuant to an Employee Stock Award may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the Award Recipient.

    9.5 LAPSE OF RESTRICTIONS. In the event of the termination of employment of an Award Recipient, prior to the lapse of Stock Restrictions, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment other than discharge for cause, the Committee may, in its discretion, remove any Stock Restrictions on all or a portion of the Common Stock subject to an Employee Stock Award.

    9.6 LIMITATIONS ON EMPLOYEE STOCK AWARDS. No employee may receive an Employee Stock Award representing more than Forty Thousand (40,000) shares of Common Stock during any fiscal year of the Corporation, and the maximum number of shares of Common Stock which may be issued to all employees pursuant to Employee Stock Awards under the Plan shall be Eighty Thousand (80,000), subject in each case to adjustment in accordance with Section 16.

10. PERFORMANCE SHARE AWARDS.

    10.1 GRANT OF PERFORMANCE SHARE AWARDS. Subject to the terms of the Plan, the Committee may grant Performance Share Awards to such employees at such time or times and in such amounts as it shall determine. Common Stock issued pursuant to a Performance Share Award shall be subject to the attainment of performance goals relating to one or more criteria within the meaning of Section 162(m) of the Code and the Treasury Regulations issued pursuant thereto, including, without limitation, stock price, market share, sales, earnings per share, return on equity, costs, and cash flow, as determined by the Committee from time to time. Any such objectives and the period in which such objectives are to be met shall be determined by the Committee at the time of the grant and reflected in an Agreement. Each Performance Share Award shall also be subject to such other restrictions as the Committee may determine.

    10.2 DELIVERY OF PERFORMANCE SHARES. Certificates representing Performance Shares shall be registered in the Award Recipient's name but shall remain in the physical custody of the Corporation until the Committee has determined that the performance goals and other Stock Restrictions with respect to such Performance Shares have been met.

    10.3 SHAREHOLDER RIGHTS. The recipient of a Performance Share Award shall be entitled to such rights of a shareholder with respect to the Performance Shares as the Committee shall determine, including the right to vote such shares of Common Stock, except that cash and stock dividends with respect to the

Performance Shares may, at the discretion of the Committee, be either paid currently or withheld by the Corporation for the Award Recipient's account, and interest may be accrued on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee.

    10.4 NON-TRANSFERABILITY. Prior to the time shares of Common Stock issued pursuant to a Performance Share Award are delivered to an Award Recipient, none of such shares may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the Award Recipient.

    10.5 LAPSE OF RESTRICTIONS. In the event of the termination of employment of an Award Recipient, prior to the lapse of Stock Restrictions, by reason of death, total and permanent disability, retirement, or resignation or discharge from employment other than discharge for cause, the Committee may, in its discretion, remove any Stock Restrictions on all or a portion of a Performance Share Award, or determine the performance objectives with respect to all or a portion of a Performance Share Award to have been attained; provided, however, that the Committee shall not be entitled to exercise such discretion to the extent that the ability to exercise such discretion would cause the Performance Share Award not to qualify as performance based compensation under Section 162(m) of the Code.

    10.6 LIMITATIONS ON PERFORMANCE SHARE AWARDS. No employee may receive Performance Share Awards representing more than One Hundred Thousand (100,000) shares of Common Stock during any fiscal year of the Corporation, and the maximum number of shares of Common Stock which may be issued to all employees pursuant to Performance Share Awards under the Plan shall be Four Hundred Thousand (400,000), subject in each case to adjustment in accordance with
Section 16.

11. DIRECTOR STOCK AWARDS.

    11.1 GRANT OF DIRECTOR STOCK AWARDS. Thirty (30) days after the date of his or her election or reelection to the Board of Directors, each Non-Employee Director shall automatically be granted a Director Stock Award with respect to 300 shares of Common Stock, subject to adjustment in accordance with Section 16; provided, however, that Director Stock Awards granted to a Non-Employee Director hereunder and under The Perkin-Elmer Corporation 1997 Stock Incentive Plan shall not exceed in the aggregate 300 shares of Common Stock in any fiscal year of the Corporation, subject to adjustment as provided above. Notwithstanding the foregoing, each Non-Employee Director first elected to the Board of Directors on a date other than the date of an annual meeting of shareholders shall be granted that number of whole shares of Common Stock equal to the number of shares then subject to a Director Stock Award multiplied by a fraction, the numerator of which shall be the number of months remaining until the anticipated date of the next annual meeting of shareholders, and the denominator of which shall be 12. All Director Stock Awards shall be evidenced by an agreement containing such terms and conditions consistent with the Plan as the Committee shall determine.

    11.2 VESTING. Each Director Stock Award shall vest in full as of the date immediately preceding the date of the first annual meeting of shareholders next following the date of grant; provided, however, that, except as provided in the Plan, the recipient thereof continues to serve as a member of the Board of Directors as of such date.

    11.3 FORFEITURE OF DIRECTOR STOCK AWARDS. Except as provided in the Plan, a recipient of a Director Stock Award shall forfeit any unvested shares of Common Stock subject to the Director Stock Award, and all rights of the Non-Employee Director to such unvested shares shall terminate without payment of consideration by the Corporation, upon the termination of his or her service as a member of the Board of Directors.

    11.4 SHAREHOLDER RIGHTS. Except as provided in Sections 11.5 and 11.7, a recipient of a Director Stock Award shall be entitled to all rights of a shareholder with respect to the shares of Common Stock issued pursuant to the Director Stock Award, including the right to receive dividends and to vote such shares of Common Stock; provided, however, that stock dividends paid with respect to such shares shall be restricted to the same extent as the underlying shares of Common Stock issued pursuant to the Director Stock Award.

    The Committee shall cause a legend or legends to be placed on any certificate representing shares issued pursuant to a Director Stock Award, which legend or legends shall make appropriate reference to the terms of the Director Stock Award and the Plan. The Committee shall also require that certificates representing shares issued pursuant to Director Stock Awards remain in the physical custody of the Corporation or an escrow holder until such shares have vested in accordance with the terms of the Plan.

    11.5 NON-TRANSFERABILITY. Prior to vesting, none of the shares of Common Stock issued pursuant to a Director Stock Award may be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of in any way by the recipient thereof.

    11.6 TERMINATION OF SERVICE. If a Non-Employee Director to whom a Director Stock Award has been granted shall cease to serve as a director as a result of
(a) his or her death, (b) retiring from the Board of Directors upon reaching normal retirement age, (c) becoming totally and permanently disabled, or (d) resigning with the approval of the Board of Directors, all shares subject to such Director Stock Award shall be vested in full, notwithstanding the provisions of Section 11.2, as of the date of termination of service.

    11.7 DEFERRAL ELECTION. A Non-Employee Director may elect to defer receipt of any Director Stock Award by filing the appropriate deferral form with the Corporate Secretary on or before December 15(th) of the calendar year prior to the calendar year in which such deferral is to be effective. Notwithstanding the foregoing, any person elected as a Non-Employee Director for the first time shall be permitted to make his or her first deferral election no later than twenty (20) days after such election. In no event, however, shall any deferral be permitted to the extent prohibited by applicable law. Deferrals shall be subject to the following terms and conditions:

        (a) A Non-Employee Director may elect to defer receipt of a Director Stock Award until (i) a specified date in the future, (ii) cessation of his or her service as a member of the Board of Directors, or (iii) the end of the calendar year in which cessation of his or her service as a member of the Board of Directors occurs.

        (b) There shall be established a Deferral Account on the books of the Corporation for each Non-Employee Director electing to defer a Director Stock Award pursuant to this Section 11.7. Deferrals shall be credited to the Non-Employee Director's Deferral Account in Common Stock Units in the following manner: on the award date to which the deferral election applies, the amount deferred shall be converted into a number of Common Stock Units equal to the number of shares of Common Stock awarded that are subject to the deferral election. A Non-Employee Director shall not have any voting rights with respect to any Common Stock Units held in his or her Deferral Account.

        (c) Whenever cash dividends are paid with respect to shares of Common Stock, each Non-Employee Director's Deferral Account shall be credited on the payment date of such dividend with additional Common Stock Units (including fractional units to the nearest one/one hundredth (1/100)) equal in value to the amount of the cash dividend paid on a single share of Common Stock multiplied by the number of Common Stock Units (including fractional units) credited to his or her Deferral Account as of the date of record for dividend purposes. For purposes of crediting dividends, the value of a Common Stock Unit shall be the Fair Market Value of a share of Common Stock as of the payment date of the dividend.

        (d) The number of Common Stock Units credited to each Non-Employee Director's Deferral Account shall be appropriately adjusted in the same manner and to the same extent Director Stock Awards are adjusted and modified pursuant to Section 16. In the event of a transaction subject to
    Section 12, the Board of Directors shall have the authority to amend the Plan to provide for the conversion of Common Stock Units credited to Deferral Accounts into units equal to shares of stock of the resulting or acquiring company (or a related company), as appropriate, if such stock is publicly traded or, if not, into cash of equal value on the effective date of such transaction. If pursuant to the preceding sentence cash is credited to a Non-Employee Director's Deferral Account, interest shall be credited thereon from the date such cash is received to the date of distribution quarterly, at the end of each calendar quarter, at a rate per annum (computed on the basis of a 360-day year and a 91-day quarter) equal to the prime rate announced publicly by Citibank, N.A. at the end of such calendar quarter. If units representing publicly traded stock of the resulting or acquired company (or a related company) are credited to a Non-Employee Director's Deferral Account, dividends shall be credited thereto in the same manner as dividends are credited on Common Stock Units credited to such Deferral Accounts.

        (e) Subject to Section 11.7(g), distributions of a Non-Employee Director's Deferral Account under the Plan shall be made as follows:

           (i) If a Non-Employee Director has elected to defer a Director Stock Award to a specified date in the future, payment shall be as of such date and shall be made or shall commence, as the case may be, within thirty
       (30) days after the date specified;

           (ii) If a Non-Employee Director has elected to defer a Director Stock Award until cessation of his or her service as a member of the Board of Directors, payment shall be as of the date of such cessation of service and shall be made or shall commence, as the case may be, within thirty
       (30) days after the cessation of the Non-Employee Director's service as a director; and

           (iii) If a Non-Employee Director has elected to defer a Director Stock Award until the end of the calendar year in which the cessation of his or her service as a member of the Board of Directors occurs, payment shall be made as of December 31(st) of such year and shall be made or commence, as the case may be, on December 31(st) of such year.

        (f)  Notwithstanding any elections pursuant to Sections 11.7(a) and/or
    (g) hereof, in the event of the death of the Non-Employee Director prior to the distribution of his or her Deferral Account, the balance credited to such Deferral Account as of the date of his or her death shall be paid, as soon as reasonably possible thereafter, in a single distribution to the Non-Employee Director's beneficiary or beneficiaries designated on such Non-Employee Director's deferral election form. If no such election or designation has been made, such amounts shall be payable to the Non-Employee Director's estate.

        (g) A Non-Employee Director may elect to have his or her Deferral Account under the Plan paid in a single distribution or equal annual installments, not to exceed ten (10) annual installments. To the extent a Deferral Account is deemed invested in Common Stock Units, such Common Stock Units shall be converted to Common Stock on the distribution date as provided in Section 11.7(h). To the extent deemed invested in units of any other stock, such units shall similarly be converted and distributed in the form of stock. To the extent invested in a medium other than Common Stock Units or other units, each such distribution hereunder shall be in the medium credited to the Deferral Account.

        (h) To the extent a Deferral Account is deemed invested in Common Stock Units, a single distribution shall consist of the number of whole shares of Common Stock equal to the number of Common Stock Units credited to the Non-Employee Director's Deferral Account on the date as of which the distribution occurs. Cash shall be paid to a Non-Employee Director in lieu of a fractional share, determined by reference to the Fair Market Value of a share of Common Stock on the date as of which the distribution occurs. In the event a Non-Employee Director has elected to receive annual installment payments, each such payment shall be determined as follows:

           (i) To the extent his or her Deferral Account is deemed to be invested in Common Stock Units, each such payment shall consist of the number of whole shares of Common Stock equal to the number of Common Stock Units (including fractional units) credited to the Deferral Account on the date as of which the distribution occurs, divided by the number of annual installments remaining as of such distribution date. Cash shall be paid to Non-Employee Directors in lieu of fractional shares, determined by reference to the Fair Market Value of a share of Common Stock on the date as of which the distribution occurs.

           (ii) To the extent his or her Deferral Account has been credited in cash, each such payment shall be calculated by dividing the value on the date the distribution occurs of that portion of the Non-Employee Director's Deferral Account which is in cash by the number of annual installments remaining as of such distribution date.

12. ACCELERATION UPON A CHANGE OF CONTROL.

    Notwithstanding any other provision of the Plan or any Option or Award granted hereunder, (a) any Option granted hereunder and then outstanding shall become immediately exercisable in full, (b) all Stock Restrictions shall immediately terminate, and (c) all performance objectives applicable to any Performance Share Award shall be deemed attained (i) in the event that a tender offer or exchange offer (other than an offer by the Corporation) for the Common Stock is made by any "person" within the meaning of Section 14(d) of the Act and not withdrawn within ten (10) days after the commencement thereof; provided, however, that the Committee may by action taken prior to the end of such ten
(10) day period extend such ten (10) day period for up to a period of ninety
(90) days after the commencement of such tender offer or exchange offer; and, provided further, that the Committee may by further action taken prior to the end of such extended period declare (a) all Options granted hereunder and then outstanding to be immediately exercisable in full, (b) all Stock Restrictions to be immediately terminated, and (c) all performance objectives applicable to any Performance Share Award to be deemed attained, or (ii) in the event of a Change in Control (as hereinafter defined).

    For purposes of this Section 12, a "Change in Control" means an event that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Act; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" within the meaning of Section 14(d) of the Act becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 25% of the Common Stock,
(b) during any two-year period, individuals who constitute the Board of Directors (the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a director during such period whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least three-quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board, or (c) the approval by the Corporation's shareholders of the sale of all or substantially all of the stock or assets of the Corporation. The Committee may adopt such procedures as to notice and exercise as may be necessary to effectuate the acceleration of the exercisability of Options, termination of Stock Restrictions, and attainment of performance objectives as described above.

13. SHARE WITHHOLDING.

    With respect to any Option or Award, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit or require any Optionee or Award Recipient to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with an Option or Award by electing to have the Corporation withhold Common Stock having a Fair Market Value (as of the date the amount of withholding tax is determined) equal to the amount of withholding tax.

14. NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE.

    Nothing contained in the Plan or in any Option or Award granted or Agreement entered into pursuant to the Plan shall confer upon any employee the right to continue in the employ of the Corporation, any consultant the right to continue to perform services for the Corporation, or any Non-Employee Director the right to continue as a member of the Board of Directors or interfere with the right of the Corporation to terminate such employee's employment, such consultant's service, or Non-Employee Director's service at any time.

15. TIME OF GRANTING EMPLOYEE OPTIONS AND EMPLOYEE AWARDS.

    Nothing contained in the Plan or in any resolution adopted by the Board of Directors or the holders of Common Stock shall constitute the grant of any Employee Option or Employee Award hereunder. An Employee Option or Employee Award under the Plan shall be deemed to have been granted on the date on which the name of the recipient and the terms of the Employee Option or Employee Award are set forth in an Agreement and delivered to the recipient, unless otherwise provided in the Agreement.

16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

    Notwithstanding any other provision of the Plan, in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, corporate separations or divisions (including, but not limited to, split-ups, split-offs, or spin-offs), reorganizations (including, but not limited to, mergers or consolidations), liquidations, or other similar events, the aggregate number and class of shares available under the Plan, the number of shares subject to Director Options and Director Stock Awards, the maximum number of shares that may be subject to Options and Awards, and the terms of any outstanding Options or Awards (including, without limitation, the number of shares subject to an outstanding Option or Award and the price at which shares of Common Stock may be issued pursuant to an outstanding Option) and of any Common Stock Units shall be adjusted in such manner as the Committee in its discretion deems appropriate.

17. TERMINATION AND AMENDMENT OF THE PLAN.

    Unless the Plan shall have been terminated as hereinafter provided, no Option or Award shall be granted hereunder after October 31, 2003. The Board of Directors may at any time prior to that date terminate the Plan or make such modification or amendment to the Plan as it shall deem advisable; provided, however, that no amendment may be made without the approval by the holders of Common Stock (except as provided by Section 16 hereof) which would (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan, or (b) materially modify the requirements as to eligibility for participation in the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Optionee or Award Recipient, adversely affect in any material manner the rights of such Optionee or Award Recipient under any Option or Award.

18. AMENDMENT OF EMPLOYEE OPTIONS AND EMPLOYEE AWARDS AT THE DISCRETION OF THE COMMITTEE.

    The terms of any outstanding Employee Option or Employee Award may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate, including, without limitation, acceleration of the date of exercise of any Employee Option or Employee Award, termination of Stock Restrictions as to any Employee Award, or the conversion of an Incentive Stock Option into a Non-Qualified Stock Option; provided, however, that no such amendment shall adversely affect in any material manner any right of any Optionee or Award Recipient under the Plan without his or her consent; and, provided further, that the Committee shall not (a) amend any previously-issued Performance Share Award to the extent that such amendment would cause such Performance Share Award not to qualify as performance based compensation under Section 162(m) of the Code or (b) amend any previously-issued Employee Option to reduce the purchase price thereof whether by modification of the Employee Option or by cancellation of the Employee Option in consideration of the immediate issuance of a replacement Employee Option bearing a reduced purchase price.

19. GOVERNMENT REGULATIONS.

    The Plan and the grant and exercise of Options and Awards hereunder, and the obligation of the Corporation to issue, sell and deliver shares, as applicable, under such Options and Awards, shall be subject to all applicable laws, rules, and regulations.

    Notwithstanding any other provision of the Plan, transactions under the Plan are intended to comply with the applicable exemptions under Rule 16b-3 under the Act as to persons subject to the reporting requirements of Section 16(a) of the Act with respect to shares of Common Stock, and Options and Awards under the Plan shall be fashioned and administered in a manner consistent with the conditions applicable under Rule 16b-3.

20. OPTIONS AND AWARDS IN FOREIGN COUNTRIES.

    The Committee shall have the authority and discretion to adopt such modifications, procedures, and subplans as it shall deem necessary or desirable to comply with the provisions of the laws of foreign countries in which the Corporation may operate in order to assure the viability of the benefits of the Options and Awards made to individuals employed in such countries and to meet the objectives of the Plan.

21. GOVERNING LAW.

    The Plan shall be construed, regulated, and administered under the internal laws of the State of Connecticut.

22. SHAREHOLDER APPROVAL.

    The Plan shall become effective upon the date of adoption by the Board of Directors, subject to approval by the shareholders of the Corporation in accordance with applicable law. Unless so approved within one (1) year after the date of the adoption of the Plan by the Board of Directors, the Plan shall not be effective for any purpose. Prior to approval by the Corporation's shareholders, the Committee may grant Options and Awards under the terms of the Plan, but if shareholder approval is not obtained in the specified period, such Options and Awards shall be of no effect.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   [LOGO]

         THE PERKIN-ELMER CORPORATION
         761 Main Avenue
         Norwalk, CT 06859-0001

         [LOGO]

PERKIN ELMER




                           YOUR VOTE IS IMPORTANT.

            PLEASE VOTE YOUR PREFERENCES ON THE PROXY CARD BELOW.
        SIGN, DATE, AND RETURN YOUR PROXY AS SOON AS POSSIBLE IN THE
                      ENCLOSED PRE-ADDRESSED ENVELOPE.







PRK63A                           DETACH HERE

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

1. Election of Directors.
   NOMINEES: Joseph F. Abely, Jr., Richard H. Ayers, Jean-Luc                                               FOR   AGAINST   ABSTAIN
   Belingard, Robert H. Hayes, Georges C. St. Laurent, Jr.,        2. Ratification of the selection of      / /     / /       / /
   Carolyn W. Slayman, Orin R. Smith, and Tony L. White               PricewaterhouseCoopers LLP as
                                                                      independent accountants for the
                    FOR         WITHHELD                              fiscal year ending June 30, 1999.
                    / /           / /
                                                                   3. Approval of amendments to the 1996    / /     / /       / /
                                                                      Employee Stock Purchase Plan.

                                                                   4. Approval of the 1998 Stock Incentive  / /     / /       / /
                                                                      Plan.

           ------------------------------------------
             For all nominees except as noted above

                                                                                  MARK HERE FOR    / /       MARK HERE IF     / /
                                                                                 ADDRESS CHANGE           YOU PLAN TO ATTEND
                                                                                AND NOTE AT LEFT              THE MEETING


                                                                                   MARK HERE IF YOU WANT TO DISCONTINUE         / /
                                                                                  MAILING ANNUAL REPORT ON THIS ACCOUNT
                                                                                (AT LEAST ONE ACCOUNT AT THIS ADDRESS MUST
                                                                                  CONTINUE TO RECEIVE AN ANNUAL REPORT)

                                                                   PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF
                                                                   ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN
                                                                   REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE.

Signature:                            Date:                      Signature:                            Date:
          ---------------------------      --------------------            ---------------------------      --------------------


PRK63B                           DETACH HERE


                                    PROXY


                        THE PERKIN-ELMER CORPORATION


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON OCTOBER 15, 1998


The undersigned shareholder(s) of The Perkin-Elmer Corporation (the "Corporation") hereby appoints TONY L. WHITE, DENNIS L. WINGER, and WILLIAM
B. SAWCH, and each of them, as proxy or proxies, with power of substitution to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote (including shares, if any, held on behalf of the undersigned, and indicated on the reverse hereof, by BankBoston, N.A., under the Corporation's dividend reinvestment plan and by ChaseMellon Shareholder Services, L.L.C. under the Corporation's employee stock purchase plans) at the 1998 Annual Meeting of Shareholders and at any adjournment or adjournments thereof, as indicated on the reverse side hereof, and, in their discretion, upon such other matters as may properly come before the meeting, all as more fully described in the Proxy Statement for such Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3, AND 4.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
-----------                                                          -----------